EXHIBIT 2.1




                             UNIT PURCHASE AGREEMENT

                                  BY AND AMONG

                         VALASSIS DATA MANAGEMENT, INC.

                                  AS THE BUYER

                                       AND

                          VALASSIS COMMUNICATIONS, INC.

                                  AS THE PARENT

                                       AND

                            PREVISION MARKETING, LLC

                                 AS THE COMPANY

                                       AND

                            PREVISION MARKETING, INC.

                                  AS THE SELLER

                                       AND

                         CLIFFORD BLAKE, DEIRDRE GIRARD

                                       AND

                                  DEBORAH PINE

                                 AS THE FOUNDERS

                           DATED AS OF AUGUST 11, 2000

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                           TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I                  DEFINITIONS.........................................1

ARTICLE II                 PURCHASE AND SALE OF THE PURCHASED INTERESTS........8

         Section 2.1       Transfer of Interest................................8

         Section 2.2       Conveyances at Closing Date.........................8

ARTICLE III                PURCHASE PRICE......................................9

         Section 3.1       Purchase Price......................................9

         Section 3.2       Payment of Purchase Price..........................11

         Section 3.3       Stockholder Representative.........................12

ARTICLE IV                 CLOSING............................................12

ARTICLE V                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                           AND FOUNDERS.......................................13

         Section 5.1       Corporate Organization.............................13

         Section 5.2       Authorization and Validity of Agreements...........13

         Section 5.3       Capitalization.....................................14

         Section 5.4       No Conflict or Violation...........................14

         Section 5.5       Consents and Approvals.............................15

         Section 5.6       Financial Statements...............................15

         Section 5.7       Absence of Certain Changes or Events...............16

         Section 5.8       Tax Matters........................................17

         Section 5.9       Title to Assets....................................18

         Section 5.10      Real Property......................................19

         Section 5.11      Contracts..........................................19

         Section 5.12      Intellectual Property..............................21

         Section 5.13      Insurance..........................................21

         Section 5.14      Customer and Supplier Relationships................21

         Section 5.15      Licenses and Permits...............................22

         Section 5.16      Compliance with Law................................22

         Section 5.17      Litigation.........................................22

         Section 5.18      Receivables........................................22

         Section 5.19      Labor Matters......................................23

         Section 5.20      Employee Plans.....................................24

         Section 5.21      Environmental Matters..............................25

         Section 5.22      Organizational Documents...........................25


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                           TABLE OF CONTENTS (cont'd)

                                                                            PAGE

         Section 5.23      Brokers, Finders, etc..............................25

         Section 5.24      Unlawful or Undisclosed Payments...................25

         Section 5.25      Disclosure of Confidential Information to Others;
                           Non-Competition Agreements.........................26

         Section 5.26      Accuracy of Information............................26

         Section 5.27      Investment Purposes................................27

         Section 5.28      Sole Representations...............................28

ARTICLE VI                 REPRESENTATIONS AND WARRANTIES OF THE BUYER
                           AND THE PARENT.....................................28

         Section 6.1       Corporate Organization.............................28

         Section 6.2       Authorization and Validity of Agreements...........28

         Section 6.3       Capitalization.....................................28

         Section 6.4       No Conflict or Violation...........................29

         Section 6.5       Consents and Approvals.............................29

         Section 6.6       Litigation.........................................29

         Section 6.7       SEC Reports........................................29

         Section 6.8       No Material Adverse Change.........................29

         Section 6.9       Brokers, Finders, etc..............................29

         Section 6.10      Accuracy of Information............................29

         Section 6.11      Investment Purposes................................30

         Section 6.12      Nondefamation......................................30

         Section 6.13      Sole Representations...............................30

ARTICLE VII                PUT/CALL...........................................30

         Section 7.1       Put by the Seller..................................30

         Section 7.2       Call by the Buyer..................................34

ARTICLE VIII               COVENANTS OF THE SELLER............................36

         Section 8.1       Conduct of Business Before the Closing Date........36

         Section 8.2       Consents and Approvals.............................38

         Section 8.3       Access to Properties and Records...................38

         Section 8.4       Governmental Filings...............................38



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                           TABLE OF CONTENTS (cont'd)

                                                                            PAGE

         Section 8.5       Acquisition Proposals..............................39

         Section 8.6       Further Assurances.................................39

         Section 8.7       Best Efforts.......................................39

         Section 8.8       Non-Compete and Non-Solicitation Provisions........39

         Section 8.9       Confidentiality....................................40

         Section 8.10      Notice of Breach...................................41

         Section 8.11      Disclosure.........................................41

         Section 8.12      Right to Corporate Name............................41

ARTICLE IX                 COVENANTS OF THE BUYER.............................42

         Section 9.1       Actions Before the Closing Date....................42

         Section 9.2       Consents and Approvals.............................42

         Section 9.3       Governmental Filings...............................42

         Section 9.4       Further Assurances.................................42

         Section 9.5       Best Efforts.......................................42

         Section 9.6       Non-Solicitation Provisions........................43

         Section 9.7       Confidentiality....................................43

         Section 9.8       Notice of Breach...................................44

         Section 9.9       Disclosure.........................................44

         Section 9.10      No Merger of the Buyer.............................44

ARTICLE X                  FURTHER AGREEMENTS.................................44

         Section 10.1      Stock Options......................................44

         Section 10.2      Legends............................................45

         Section 10.3      Restrictions on Transfer...........................46

         Section 10.4      Agency Business; Pre-Tax Earnings..................46

         Section 10.5      Business Operations................................50

         Section 10.6      Technology Business Losses.........................52

         Section 10.7      Employees..........................................53

         Section 10.8      Exit by the Buyer..................................54

         Section 10.9      Consents After the Closing.........................54



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         Section 10.10     Additional Indemnity...............................55

ARTICLE XI                 TAXES..............................................55

         Section 11.1      Cooperation........................................55

         Section 11.2      Tax Sharing Agreements.............................55

         Section 11.3      Certificate of Non-Foreign Status..................56

         Section 11.4      Taxes..............................................56

         Section 11.5      Special Tax Payment................................56

ARTICLE XII                INDEMNIFICATION....................................56

         Section 12.1      Indemnification by the Seller and the Founders.....56

         Section 12.2      Indemnification by the Buyer.......................57

         Section 12.3      Limitations on Indemnification.....................57

         Section 12.4      Procedures for Indemnification.....................59

         Section 12.5      Reduction for Insurance, Etc.......................59

         Section 12.6      Exclusive Remedy...................................60

         Section 12.7      Specific Performance...............................60

         Section 12.8      Purchase Price Adjustment..........................60

ARTICLE XIII               CONDITIONS PRECEDENT TO PERFORMANCE BY THE
                           SELLER, THE FOUNDERS AND THE COMPANY...............60

         Section 13.1      Representations and Warranties of the Buyer........60

         Section 13.2      Performance of the Obligations of the Buyer........60

         Section 13.3      Consents and Approvals.............................60

         Section 13.4      No Violation of Orders.............................61

         Section 13.5      Credit Agreement...................................61

         Section 13.6      Operating Agreement................................61

         Section 13.7      Board Composition..................................61

         Section 13.8      Stock..............................................61

         Section 13.9      Opinion of Counsel.................................61

         Section 13.10     Employment Agreements..............................61

         Section 13.11     Option Agreements..................................61

         Section 13.12     Tax Matters Agreement..............................61



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         Section 13.13     Bank Liens.........................................61

         Section 13.14     Certain Leases.....................................62

         Section 13.15     Lincoln Lease......................................62

         Section 13.16     No Material Adverse Change.........................62

         Section 13.17     Other Closing Documents............................62

ARTICLE XIV                CONDITIONS PRECEDENT TO PERFORMANCE BY THE
                           BUYER..............................................62

         Section 14.1      Representations and Warranties of the Seller.......62

         Section 14.2      Performance of the Obligations of the Seller.......62

         Section 14.3      Consents and Approvals.............................62

         Section 14.4      No Violation of Orders.............................63

         Section 14.5      No Material Adverse Change.........................63

         Section 14.6      Stock Restriction Agreements.......................63

         Section 14.7      Clearance Certificates.............................63

         Section 14.8      Bank Debt..........................................63

         Section 14.9      Lien Releases......................................63

         Section 14.10     Licenses and Permits...............................63

         Section 14.11     Plan Withdrawal Liability..........................63

         Section 14.12     Operating Agreement................................63

         Section 14.13     Employment Agreements..............................63

         Section 14.14     Board Composition..................................64

         Section 14.15     Opinion of Counsel.................................64

         Section 14.16     Lincoln Lease......................................64

         Section 14.17     Other Closing Documents............................64

ARTICLE XV                 TERMINATION........................................64

         Section 15.1      Conditions of Termination..........................64

         Section 15.2      Procedure Upon Termination.........................64

         Section 15.3      Effect of Termination..............................65

ARTICLE XVI                MISCELLANEOUS......................................65

         Section 16.1      Survival of Provisions.............................65



                                      -v-

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         Section 16.2      Successors and Assigns.............................65

         Section 16.3      Governing Law; Jurisdiction........................65

         Section 16.4      Expenses...........................................66

         Section 16.5      Public Announcements...............................66

         Section 16.6      Severability.......................................66

         Section 16.7      Notices............................................66

         Section 16.8      Amendments; Waivers................................68

         Section 16.9      Entire Agreement...................................68

         Section 16.10     Section and Paragraph Headings.....................69

         Section 16.11     No Third Party Beneficiaries.......................69

         Section 16.12     Gender; Number.....................................69

         Section 16.13     Counterparts.......................................69

         Section 16.14     Guarantee..........................................69



EXHIBIT A -- Initial Business Plan
EXHIBIT B -- Employment Agreement
EXHIBIT C -- Stock Restriction Agreement
EXHIBIT D -- Credit Agreement
EXHIBIT E -- Opinion of Counsel for Founders
EXHIBIT F -- Opinion of Counsel for Buyer

                             UNIT PURCHASE AGREEMENT

         THIS UNIT PURCHASE AGREEMENT, dated as of August 11, 2000 (this "Agreement"), is made by and among Valassis Data Management, Inc., a Delaware corporation ("Buyer" or "Valassis"), Valassis Communications, Inc., a Delaware corporation ("Parent"), PreVision Marketing, LLC, a Delaware limited liability company (the "Company"), PreVision Marketing, Inc., a Delaware corporation (the "Seller"), Clifford Blake, an individual ("Blake"), Deirdre Girard, an individual ("Girard"), and Deborah Pine, an individual ("Pine") (Blake, Girard and Pine, each a "Founder" and collectively, the "Founders").

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Company is in the business of the production, creative, strategic, Internet, database and analytical aspects of customer relationship marketing and other programs for retail, consumer and business to business markets;

         WHEREAS, the Buyer and its Affiliates are engaged in the promotion, marketing services and coupon distribution businesses via print and the Internet;

         WHEREAS, the Seller owns 100% of the Interests of the Company; and

         WHEREAS, the Buyer desires to purchase 80% of the outstanding Interests of the Company (the "Purchased Interests"), and the Seller desires to sell, transfer and assign such Purchased Interests to Valassis, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "Accounts Receivable" means all accounts receivable (including without limitation amounts due from customers whether recorded as accounts receivable or reductions in accounts payable) and related deposits, security or collateral therefor, including recoverable customer deposits, relating to the Company existing on the Closing Date.

         "Affiliate" means, with respect to any Person, any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such first Person or, in the case the first Person is an individual, the individual's family members (including adopted and "half-blood" family members) having a first degree (parents, spouses, children, or siblings) or second degree (e.g., grandparent, grandchildren, nieces, etc.) relationship to such individual, and any trust whose beneficiaries consist solely of this individual and the individual's family members (as defined above) and affiliates. The term "control," as used in the immediately preceding sentence and with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         "Agency Business" means the business of the Company as it relates to production and creative and strategic aspects of such business as it is constituted on the Closing Date and reported in a manner consistent with past practice.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in the City of New York are authorized by law or executive order to close.

         "Business Plan" means the Company's business plan (including the Company's operating budgets for such business plan), as amended from time to time in accordance with the provisions of the Operating Agreement. The initial Business Plan for Fiscal Year 2000 is attached hereto as Exhibit A.

         "Change in Control" means an event or series of events by which: (i) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Parent; (ii) the Parent consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Parent is reclassified or changed into or exchanged for cash, or other property, other than a transaction between the Parent and a wholly owned subsidiary; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new or replacement directors elected by the directors at the beginning of such period then still in office and by the Parent's stockholders on nomination by the directors at the beginning of such period then still in office, or in each case, directors who were so elected or nominated) cease for any reason to constitute a majority of the directors then in office.

         "Claims" means, whether or not formally asserted, all demands, claims, actions or causes of action, assessments, suits, proceedings, disputes, investigations, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges, and/or amounts paid in settlement, including without limitation costs, fees and expenses of attorneys, court costs, experts, accountants, appraisers, consultants, witnesses, investigators and/or any other Persons employed or retained in connection with any of the foregoing.

         "COBRA" means the provisions of the Code, ERISA and the Public Health Service Act enacted by Sections 10001 through 10003 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L.99-272), including any subsequent amendments to such provisions.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Employees" means employees of the Company on the Closing Date.

         "Employment Agreements" mean the employment agreements between the Company and each of the Founders to be entered into on the Closing Date, in form substantially as set forth on Exhibit B hereto.

         "Environmental Laws" means all laws, regulations and other requirements of any governmental or regulatory authority, domestic or foreign, and any judicial or administrative interpretation thereof, any duties under the common law, any orders, decrees, judgments, agreements or recorded covenants, conditions, restrictions or easements in any way relating to the protection of the environment, human health, public safety or welfare, or natural resources.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Fiscal Year" means the 12 month period ended December 31 of any year.

         "Files and Records" means all files and records, whether in hard copy or magnetic format, of the Company, including without limitation a current pick-up schedule for the Company's customers and books of account, customer files, equipment maintenance records, warranty records for equipment, maintenance records and sales tax exemption certificates.

         "Financial Statements" means the financial statements of the Company's predecessor, PVM, as at and for the year ended December 31, 1999 and the financial statements as at and for the six month period ended June 30, 2000, which financial statements include in each case a balance sheet and a statement of income.

         "GAAP" means the generally accepted accounting principles for financial reporting in the United States consistently applied.

         "Good Performance" means the meeting by the Company of 50% or more of the amount of the Target for any of the 2001, 2002, 2003, 2004 and 2005 Fiscal Years.

         "Governmental Authority" means any agency, department, court or any other administrative, legislative or regulatory authority of any foreign, federal, state or local governmental body.

         "Hazardous Substance" shall mean any pollutants, contaminants, or any substance which is regulated under any Environmental Law including without limitation, in whatever form, any oil, petroleum, chemicals, asbestos, polychlorinated biphenyl, or any flammable, explosive or radioactive materials or any "Hazardous Wastes," "Hazardous Materials" "Toxic Substances" as those terms are used in any Environmental Law.

         "Initial Public Offering" means the Company's first firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, provided that the aggregate proceeds exceed $20,000,000.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, databases, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Interests" means a member's limited liability company interest in the Company, including but not limited to such member's share of the profits and losses of the Company, the right to vote and the right to receive distribution of the Company's assets in accordance with the provisions of the Company's Operating Agreement and the Delaware Limited Liability Company Act.

         "Knowledge of the Company" means the knowledge of the Founders based on reasonable inquiry of the records of the Company and its predecessor.

         "Liabilities" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement.

         "Lien" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, title defect, easement, encroachment, condition, reservation, restriction, covenant or other encumbrance affecting title.

         "Net Cash Flow" means, except as otherwise provided in the Business Plan, the excess, if any, of the cash receipts of the Company (including capital contributions) over the sum of (i) operating expenses (excluding depreciation, amortization and non-cash charges), (ii) expenditures by the Company for capital assets or capital improvements of Company property, (iii) payments of principal and/or interest required under any indebtedness of the Company payable within the next eighteen (18) months, (iv) distributions to the members of the Company with respect to taxes to be incurred by such members by virtue of the provisions of Section 12.2 of the Operating Agreement in an amount equal to (a) the product of (1) 45% (the deemed marginal Federal, state and local tax rate for the member(s) of the Company), multiplied by (2) the amount by which the cumulative taxable income or gain allocated to the members of the Company under Section 9.1 of the Operating Agreement exceeds the cumulative taxable losses allocable to members of the Company under Section 9.1 of the Operating Agreement for such Fiscal Year, minus (b) all distributions previously made to the member(s) of the Company pursuant to Section 8.1 of the Operating Agreement, and (v) Reasonable Reserves for payments, cash and expenses described in (i) through (iv) herein

(provided that any amounts released from a reserve shall be treated as cash receipts for the period).

         "Net Income" or "Net Loss", for the purposes of calculating the Net Income or Net Loss of the Technology Business of the Company, shall mean with respect to each Fiscal Year or other period, an amount equal to the Company's Taxable Income or Tax Loss (as defined in the Operating Agreement), as the case may be, for such year or period, as calculated in accordance with the provisions of Section 10.4 and GAAP, together with the following adjustments:

                  (a) income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such Taxable Income or Tax Loss;

                  (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations ss.1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such Taxable Income or Tax Loss;

                  (c) in the event the Gross Asset Value (as defined in the Operating Agreement) of any Company asset is adjusted pursuant to Section 7.3(b) of the Operating Agreement hereof, the amount of such adjustment shall be taken into account as a gain or loss on disposition of such asset immediately prior to the event causing the adjustment for purposes of computing Net Income and Net Loss; and

                  (d) with respect to each Company asset the Gross Asset Value of which differs from its adjusted federal income tax basis, (i) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such Taxable Income or Tax Loss, there shall be taken into account Depreciation (as defined Operating Agreement) for such fiscal year of the Company or other period; and (ii) gain or loss resulting from any disposition of such asset shall be computed by reference to its Gross Asset Value, rather than its adjusted federal income tax basis.

         "Operating Agreement" means the limited liability company agreement of the Company.

         "Organizational Documents" means the certificate of incorporation, certification of formation, by-laws, operating or partnership agreements, or similar organizational documents, with all amendments thereto to the date hereof, of a Person.

         "Permitted Encumbrances" means (a) any state of facts which an accurate current survey would show, existing and subsequent zoning and environmental regulations and ordinances, and other encumbrances and easements, in each case, none of which prohibit or, individually or in the aggregate, materially interfere with the use to which the property is currently put; (b) liens for current taxes and other charges not due and payable; (c) customary sewer, water, electric, plumbing, heating, gas, telephone and other utility easements and consents; and (d) statutory liens of warehousemen, mechanics and materialmen and other like statutory liens incurred in the ordinary course of business and other Liens that are not material, individually or in the aggregate, and which were incurred in the ordinary course of business.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any Governmental Authority.

         "Poor Performance" means the failure of the Company to meet 50% or more of the amount of the Target for any of the 2001, 2002, 2003, 2004 and 2005 Fiscal Years.

         "Pre-Tax Earnings" means net income (loss) before provision for any Taxes on or measured by net income, but after deduction of all other items of expense, including but not limited to other state or local taxes determined in accordance with GAAP; provided, however, that in determining Pre-Tax Earnings for any particular period:

         (a) Interest and Dividends. All of the Company's interest income (including without limitation interest, discounts or fees earned in the ordinary course of the Agency Business from customers) and interest expense shall be included in the calculation of Pre-Tax Earnings; provided, however, that any interest income for the Agency Businesses up to an aggregate of $25,000 shall be included, and dividend income shall not be included, in the calculation of the Pre-Tax Earnings;

         (b) Activities Prior to Closing Date. Items of income, expense or deduction accrued by the Company prior to the Closing Date (including, but not limited to, expenses incurred for services rendered in connection with consummation of the transactions contemplated by the Agreement but excluding interest expense) shall not be included in the calculation of Pre-Tax Earnings;

         (c) Claims Under Agreement. The amount of any individual claim for damages asserted by the Company, the Seller, the Founders or the Buyer under
Article XII of the Agreement and any cost or expense arising out of the defense or prosecution thereof (unless there is no recovery on such claim) shall not be included in the calculation of Pre-Tax Earnings;

         (d) Non Recurring Items. There shall be excluded any extraordinary items or gain or loss determined in accordance with GAAP, as well as any gain or loss from nonrecurring items as hereinafter defined. The term "nonrecurring items" means any gain or loss to the purchaser of a nonrecurring nature not in the ordinary course of business, including, but not limited to, those regarded as extraordinary items under GAAP. Nonrecurring items shall be deemed to include, without limitation: (i) any gain or loss on the sale, exchange or disposition of an income producing property or investment; (ii) any gain or loss in excess of $5,000 on the sale, exchange or disposition of a fixed asset or group of like fixed assets, provided that if any such gain or loss is less than $5,000 and it is regarded as an extraordinary item under GAAP, then any such gain or loss shall be considered a nonrecurring item for purposes hereof; (iii) casualty recoveries and casualty losses in excess of insurance proceeds; and
(iv) 50% of the proceeds of "key person" insurance, regardless of whether any such proceeds would be considered extraordinary items under GAAP (the remaining 50% to be included in the calculation of Pre-Tax Earnings to the extent of time allocated by such decedent to the Agency Business and Technology Business during the last preceding Fiscal Year based upon reference to time sheets and other appropriate documentation).

         (e) "Key Person" Insurance Costs. The costs of the premiums of "key person" life insurance policies held by the Company and the costs of replacement of any decedents covered thereunder shall be included in the calculation of Pre-Tax Earnings.

         (f) Manager and Member Meeting Costs. The costs of meetings of the Managers or Members of the Company, including reservation of space and travel and other out-of-pocket expenses of the Managers or Members with respect to attending any such meeting, shall not be included in the calculation of Pre-Tax Earnings. The out-of-pocket costs of the Founders for attending the strategy meetings with the Parent as set forth in Section 6.3 of the Operating Agreement shall not be included in the calculation of Pre-Tax Earnings.

         (g) Admission of Members. The legal fees and expenses associated with the admission of Additional Members (as defined in the Operating Agreement) in accordance with Section 10.4 of the Operating Agreement shall not be included in the calculation of Pre-Tax Earnings.

         (h) Amortization of Goodwill and Organizational Charges. Any amortization of goodwill and/or organizational charges shall not be included in the calculation of Pre-Tax Earnings.

         (i) Other Costs. Any other costs shall be accounted for in accordance with GAAP.

         "PVM" means The PVM Business Trust, a Massachusetts business trust.

         "Reasonable Reserves" means reserves calculated in accordance with GAAP as well as reserves set aside by the Board of Managers on the Company's books and records in order to satisfy the Company's reasonably anticipated requirements for at least two (2) months of operation, which shall include, without limitation, reserves against possible losses and the payment and making provision for the payment, when due, of obligations of the Company, including obligations owed to members of the Company including without limitation obligations for taxes by virtue of the provisions of Section 12.2 of the Operating Agreement, and funds for any other reasonable Company purposes in a manner that is reasonable and prudent for businesses in the Company's industry and consistent with past practice.

         "Related Agreements" means the agreements contemplated by this Agreement, including the Operating Agreement, the Contribution Agreement, the Employment Agreements, the Stock Restriction Agreement, the Credit Agreement, the Security Agreement, the option agreements contemplated by Section 3(c)(i) of the Employment Agreements and the tax matters agreement contemplated by Section
13.12 hereof.

         "Reorganization" means the formation of PVM under which the Founders are the beneficiaries and the transfer of all of the capital stock of the Seller to PVM and the formation of the Company and the transfer of all of the assets and liabilities of PVM thereto.

         "Restricted Parent Stock" means the treasury common stock, par value $.01 per share, of the Parent, which has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and which is to be issued hereunder.

         "Stock" means shares of capital stock or any other equity securities, and any other shares of stock issued or issuable therefor, or membership or partnership interests, or any options, warrants or other rights to acquire any of the above.

         "Stock Restriction Agreements" means the Stock Restriction Agreements to be entered into between the Buyer and each of PVM and the Founders, and PVM and the Seller, on the Closing Date, in form substantially as set forth on Exhibit C hereto.

         "Subsidiary" means any corporation with respect to which a specified person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Taxes" means any federal, state, local, foreign, or other tax of any kind whatsoever (together with any interest, penalties, or additions imposed with respect thereto), including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, service, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, recording, registration, value added, alternative or add-on minimum, estimated, rental, lease, ad valorem, or other tax.

         "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental authority in connection with the determination, assessment, collection or administration of any Taxes.

         "Technology Business" means the business of the Company as it relates to analytical, Internet and database aspects of such business to be constituted on an after the Closing Date and reported in a manner consistent with past practice.

         "Transferred Employees" means prior employees of the Seller who continue employment with the Company after the Closing Date.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

                                   ARTICLE II
                                   ----------

                  PURCHASE AND SALE OF THE PURCHASED INTERESTS
                  --------------------------------------------

         SECTION 2.1 TRANSFER OF INTEREST. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller on the Closing Date, all of the Seller's right, title and interest in and to the Purchased Interests.

         SECTION 2.2 CONVEYANCES AT CLOSING DATE. The sale, transfer, conveyance, assignment and delivery by the Seller of the Purchased Interest to the Buyer shall be effected on the Closing Date by instruments of transfer and conveyance reasonably satisfactory in form and substance to respective counsel for the Buyer and the Seller. Such sale, transfer, conveyance, assignment and delivery by the Seller shall be made free and clear of all Liens, except as permitted by this Agreement.

                                  ARTICLE III
                                  -----------

                                 PURCHASE PRICE
                                 --------------

         SECTION 3.1 PURCHASE PRICE.

                  (a) Initial Purchase Price. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall pay the Seller an aggregate of Thirty Million Dollars ($30,000,000) of the Purchase Price (the "Initial Purchase Price") in exchange for all of the Purchased Interest.

                  (b) Stock Purchase Price. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall cause to be issued to the Founders, on behalf of the Seller and, in turn, PVM, 145,137 of shares of Restricted Parent Stock, of which 48,379 shall be issued in the name of each of the Founders.

                  (c) Contingent Payments. Subject to the terms and conditions set forth in this Agreement, in addition to the Initial Purchase Price and the Restricted Parent Stock, the Parent shall pay to the Seller in the aggregate the additional amounts set forth in Column I (the "Contingent Payments") on or before the dates set forth in Column II (each, a "Payment Date") provided that the Pre-Tax Earnings of the Agency Business meet the amounts set forth in Column III (the "Targets") for the Fiscal Years set forth in Column IV, as follows:

           Column I                  Column II                         Column III                Column IV
           --------                  ---------                         ----------                ---------
          $8,000,000            March 31, 2002                        $3,000,000          Fiscal Year 2001
         $10,000,000            March 31, 2003                        $6,000,000          Fiscal Year 2002
         $12,000,000            March 31, 2004                        $7,500,000          Fiscal Year 2003


                  (ii) If the Company's Pre-Tax Earnings for a Fiscal Year fail to meet the prescribed Target for such Fiscal Year (a "Low Earnings Year"), to the extent the actual Pre-Tax Earnings for the Low Earnings Year exceed 50% of the Target for such Low Earnings Year, the Parent shall pay to the Seller in the aggregate an amount equal to the applicable Contingent Payment multiplied by a fraction, the numerator of which is the excess of the actual Pre-Tax Earnings for such Low Earnings Year over 50% of the Target for such Low Earnings Year, and the denominator of which is the number which is 50% of the Target for such Low Earnings Year. For example, if for Fiscal Year 2001, actual Pre-Tax Earnings are $2,000,000, the amount to be paid to the Seller in the aggregate for Fiscal Year 2001 shall be $8,000,000 x ($2,000,000 - $1,500,000)/$1,500,000, or
$2,666,667.

                  (iii) (A) To the extent the actual Pre-Tax Earnings for either or both of the two Fiscal Years immediately following any Low Earnings Year exceed the Targets for either of such Fiscal Years (up to and including Fiscal Year 2005), the excess may be applied toward the Pre-Tax Earnings for such Low Earnings Year (up to and including Fiscal Year 2003) to determine an additional portion of the Contingent Payment due to the Seller under this Section 3.1(c), if any, with respect to the Low Earnings Year. Any such additional portion of a Contingent Payment due to the Seller by reason of applying excess Pre-Tax Earnings toward a prior Low Earnings Year shall be paid on the Payment Date applicable to the Fiscal Year in which such excess Pre-Tax Earnings are earned. Notwithstanding the foregoing, in no event shall the excess of any particular Pre-Tax Earnings over the Target in any Fiscal Year be counted more than once, nor shall a Contingent Payment, or portion thereof, be paid more than once with respect to any particular Pre-Tax Earnings. For the purposes of this Section 3.1(c)(iii)(A) only, the Target for Fiscal Year 2004 shall be $10,200,000 and the Target for Fiscal Year 2005 shall be $13,500,000. In the event the Seller exercises the Put pursuant to Section 7.1 during Fiscal Year 2005, any Pre-Tax Earnings in excess of the Target for Fiscal Year 2005 shall be applicable to any Low Earnings Year so long as any of the Founders are employed by the Company through the end of Fiscal Year 2005. To the extent a Founder's employment with the Company is terminated by the Company or by the Founder for any reason during Fiscal Year 2005, any Pre-Tax Earnings in excess of the Target for Fiscal Year 2005 shall be applicable to one-third of the Contingent Payments only with respect to and up to actual Pre-Tax Earnings earned as of the date of termination of such Founder's employment. For example, if for Fiscal Year 2001, actual Pre-Tax Earnings are $2,000,000, and for Fiscal Year 2002, actual Pre-Tax Earnings are $6,800,000, and for Fiscal Year 2003, actual Pre-Tax Earnings are $7,600,000, then the amount to be paid to the Seller in the aggregate for Fiscal Year 2003 with respect to Fiscal Year 2001, as adjusted with respect to Fiscal Year 2002, shall be $8,000,000 x (($2,000,000 + $800,000 + $100,000) -
         $1,500,000)/$1,500,000, or $7,466,667, less $2,666,667 already paid with respect to Fiscal Year 2001, and with respect to Fiscal Years 2002 and 2003 shall be the full Contingent Payments for such Fiscal Years.

                           (B) In lieu of applying excess Pre-Tax Earnings toward a Low Earnings Year as described in Section 3.1(c)(iii)(A) above, to the extent the actual Pre-Tax Earnings for any Fiscal Year exceeds the Target for such Fiscal Year, the excess may, at the Seller's election, be applied toward the Pre-Tax Earnings of the next following Fiscal Year to determine the Contingent Payment, or portion thereof, due under this Section 3.1(c), if any. In addition, if excess Pre-Tax Earnings in any Fiscal Year are more than sufficient to apply to a Low Earnings year, any excess there of may be applied to a future Fiscal Year. Notwithstanding the foregoing, in no event shall the excess of Pre-Tax Earnings over the Target in any Fiscal Year be counted more than once, nor shall a Contingent Payment, or portion thereof, be paid more than once with respect to any particular Pre-Tax Earnings. For example, if for Fiscal Year 2001, actual Pre-Tax Earnings are $3,100,000, and for Fiscal Year 2002, actual Pre-Tax Earnings are $5,800,000, then the amount to be paid to the Seller in the aggregate for Fiscal Year 2002 shall be $10,000,000 x (($5,800,000 + $100,000) -
         $3,000,000)/$3,000,000, or $9,666,667, and the full Contingent Payment for Fiscal Year 2001 shall be paid.

                           (C) In lieu of applying excess Pre-Tax Earnings toward a prior or following Fiscal Year as described in Section 3.1(c)(iii)(A) or (B) above, or in addition to the Contingent Payments set forth in Column I, as applicable, the Seller may elect to be paid by the Parent an aggregate additional amount equal to 50% of the excess of actual Pre-Tax Earnings for any Fiscal Year over the Target for such Fiscal Year on the applicable Payment Date; provided that from any such 50% payment, an aggregate of no less than 50% shall be paid directly to certain key employees of the Company instead of the Seller and such payment to employees shall be treated as a reduction to the Contingent Payment payable hereunder (the "Employee Incentive"). Prior to making this ------------------ designation to employees, the parties shall jointly agree as to how such designation is treated for tax purposes. Notwithstanding the foregoing, the Seller may elect to defer payment of up to one-fifth of the Employee Incentive to employees until the next following Fiscal Year. Such employees and their individual payments under the Employee Incentive shall be determined by the Office of the President of the Company. In addition, if excess Pre-Tax Earnings in any Fiscal Year are more than sufficient to apply to a prior or following Fiscal Year, any excess thereof may be paid as set forth herein.

                           (D) The Representative (as defined in Section 3.3 below) must notify the Company and the Buyer and the Parent in writing of the Seller's decision under this Section 3.1(c)(iii) with respect to the Pre-Tax Earnings in any Fiscal Year within forty five (45) days after the end of such Fiscal Year. Notice for each Fiscal Year from the Representative to the Buyer and the Parent shall be deemed conclusive as to the election of the Seller under Section 3.1(c), and the Buyer and the Parent shall be entitled to rely on the election set forth in the notice.

                  (iv) The Contingent Payments are subject to further adjustment in accordance with the provisions of Section 10.6(b) below.

                  (v) (A) In the event that (1) a Founder is terminated by the Company without Cause (as defined in the applicable Employment Agreement) or
(2) a Founder terminates his or her employment with the Company for Good Reason (as defined in the applicable Employment Agreement), one-third of the Contingent Payments which have not been paid by the Parent prior to such Termination Date (as defined in the applicable Employment Agreement) shall become immediately due and payable to the Seller upon such Termination Date, discounted to a present value from each remaining Payment Date at a discount rate of the prime rate then announced by Comerica Bank without regard to whether the Company achieved the applicable Targets and shall be paid in a single lump sum within thirty (30) days following the Termination Date.

                           (B) Except as set forth in subsection (A) above, the termination of a Founder shall not affect the payment of the Contingent Payments.

                  (vi) In the event of a dispute with respect to the calculation of Pre-Tax Earnings for any Fiscal Year pursuant to the provisions of 10.1(b), the applicable Payment Date shall be delayed until final resolution of such dispute in accordance with 10.1(b).

         SECTION 3.2 PAYMENT OF PURCHASE PRICE.

                  (a) The Buyer shall deliver to the Seller on the Closing Date cash (by wire transfer in immediately available funds to an account designated by the Seller (which account shall be designated not less than two (2) Business Days prior to the Closing Date)) in an amount equal to the Initial Purchase Price.

                  (b) The sale, conveyance and delivery by the Buyer of the Restricted Parent Stock to the Founders shall be effected on the Closing Date by stock certificates and other instruments of conveyance reasonably satisfactory in form and substance to respective counsel for the Seller and, the Founders, on the one hand, and the Buyer, on the other hand. Such sale, conveyance and delivery shall be made free and clear of all Liens except as permitted by this Agreement.

                  (c) The Contingent Payments, if any, shall be paid on or before the applicable Payment Date, subject to the provisions of Section 3.1(c)(iv), by wire transfer in immediately available funds to the account designated by the Seller not less than two (2) Business Days prior to each such Payment Date.

         SECTION 3.3 STOCKHOLDER REPRESENTATIVE. The parties agree that Deborah Pine is hereby designated and appointed as the agent and attorney-in-fact for the Founders and the Seller for all purposes of this Agreement (the "Representative"). Such power shall include the authority to discuss and negotiate with the Parent and the Buyer all aspects of the Contingent Payments, indemnification matters under Article XII, resolution of disputes under Article X, tax matters under Article XI and all other contingencies pursuant to this Agreement and the agreements contemplated hereby. Such appointment can be terminated or a Representative may resign and a new Representative appointed at any time upon written designation by persons holding at least two thirds of the Stock of the Seller with a copy to all parties to this Agreement. The parties are authorized to rely conclusively on all actions of the Representative as binding the Founders and the Seller. The Representative is hereby indemnified and held harmless by the Founders and the Seller, jointly and severally, from and against all loss, costs, expense and liability arising out of his or her actions and omissions, except to the extent to arising out of willful misconduct or intentional malfeasance. The Representative may resign at any time upon notice to all parties hereto. The authority of the Representative as to a Founder hereunder does not extend to another Founder's personal obligations and rights under that other Founder's Employment Agreement.

                                   ARTICLE IV
                                   ----------

                                     CLOSING
                                     -------

         The closing of the sale and purchase of the Purchased Interest and of the Restricted Parent Stock contemplated hereby (the "Closing") shall take place at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02210 at 10:00 a.m. on the third Business Day following the satisfaction or waiver by the party entitled to the benefit of such condition of each of the conditions set forth in Articles XIII and XIV, or on such other date as shall be mutually agreed upon by the Seller and the Buyer (the "Closing Date").

                                   ARTICLE V
                                   ---------

            REPRESENTATIONS AND WARRANTIES OF THE SELLER AND FOUNDERS
            ---------------------------------------------------------

         The Seller and each of the Founders represents and warrants to and covenants with the Buyer and the Parent as follows, except as set forth on the disclosure schedule (the "Disclosure Schedule") furnished to the Buyer and the Parent, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed representations and warranties as if made hereunder, and except that only the Founders, severally, shall make the portion of the representations and warranties set forth in Sections 5.2(b), 5.3(b), 5.4(b), 5.5(b) and 5.27(b) and 5.17 to the extent applicable to such Founder. Except where the context requires otherwise, when used in this Article V, the Company shall also mean the Seller as the predecessor of the Company:

         SECTION 5.1 CORPORATE ORGANIZATION. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and it has all requisite corporate or other power and authority to own, operate and lease its properties and assets and to conduct its business as now conducted. The Company is duly qualified to do business as a foreign limited liability company in good standing in every jurisdiction in which the character or location of the properties and other assets owned or leased by it or the nature of the business conducted by it makes such qualification necessary, other than where the failure to be so qualified would not have a material adverse effect on the Company's business taken as a whole ("Material Adverse Effect"). Schedule 5.1 lists every jurisdiction in which the Company is qualified to do business. The Company has no Subsidiaries and no direct or indirect ownership interests by stock ownership or otherwise in any firm, association, corporation or other business enterprise, excluding ownership of less than 5% of the outstanding Interest of one or more public entities. The Company does not engage in manufacturing, and the Disclosure Schedule accurately describes the Company's business.

         SECTION 5.2 AUTHORIZATION AND VALIDITY OF AGREEMENTS. (a) Each of the Company, PVM and the Seller has all requisite corporate or other power and authority to enter into, execute and deliver this Agreement and the other agreements and instruments delivered by it pursuant to this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments contemplated by this Agreement and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action by each of the Company, PVM and the Seller and no other corporate or other proceedings on its part are necessary to authorize such execution, delivery and performance. This Agreement and the other agreements and instruments contemplated by this Agreement have been duly executed and delivered by each of the Seller, PVM and the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect

(collectively, "Bankruptcy Laws") and subject to the application of equitable principles and the availability of equitable remedies.

                  (b) This Agreement and the other agreements and instruments contemplated by this Agreement have been duly executed and delivered by each of the Founders and constitutes his or her legal, valid and binding obligation, enforceable against him or her in accordance with their respective terms, except as the same may be limited by Bankruptcy Laws and subject to the application of equitable principles and the availability of equitable remedies.

         SECTION 5.3 CAPITALIZATION. (a) The Seller is the record and beneficial owner of all of the issued and outstanding Interests of Company and all such Interests have been duly authorized, validly issued, fully paid and non-assessable. The Seller has full power and authority to convey the Purchased Interest of the Company, free and clear of any Lien, and, upon delivery of and payment for the Purchased Interest as herein provided, the Buyer will acquire good and valid title thereto, free and clear of any Lien, and such Purchased Interest will be duly authorized, validly issued, fully paid and non-assessable. There is no other Interest outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive, registration or anti-dilutive rights), stock appreciation rights, calls or commitments, agreements or understandings of any character whatsoever (collectively, "Rights") requiring the issuance or sale of any Interests of the Company, and there are no contracts or other agreements by which the Seller or the Company may become bound to sell or issue additional shares of the Company's Interest, respectively, or any Rights relating to such shares. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Interest of the Company, except for the Operating Agreement.

                  (b) The authorized, issued and outstanding Stock of the Seller is set forth in Schedule 5.3, attached hereto. Schedule 5.3 sets forth the record and beneficial owners of all of the issued and outstanding Stock of PVM and all such Stock has been duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.3, there is no other Stock of PVM outstanding and no other Rights requiring the issuance or sale of shares of any Stock of PVM, and there are no contracts or other agreements by which PVM or any Founder may become bound to sell or issue additional shares of PVM's Stock, respectively, or any Rights relating to such shares. None of the Founders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Stock of PVM, except as set forth on Schedule 5.3.

                  (c) PVM is the record and beneficial owner of all of the issued and outstanding Stock of the Seller and all such Stock has been duly authorized, validly issued, fully paid and non-assessable. There is no other outstanding Stock of the Seller and no other outstanding Rights requiring the issuance or sale of shares of any Stock of the Seller, and there are no contracts or other agreements by which the Seller or PVM may become bound to sell or issue additional shares of the Seller 's Stock, respectively, or any Rights relating to such shares.

         SECTION 5.4 NO CONFLICT OR VIOLATION. (a) The execution, delivery and performance by the Company, PVM and the Seller of this Agreement and the other agreements and instruments delivered by it pursuant to this Agreement, including without limitation, the Reorganization, do not and will not (i) violate or conflict with any provision of their respective Organizational Documents, (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, domestic or foreign, (iii) violate or conflict with, or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, any contract, lease, loan agreement or other agreement or instrument to which any of the Seller, PVM or the Company, or any of their respective properties or assets, is subject, (iv) result in the creation or imposition of any Lien upon any of the Purchased Interest or any portion thereof, or (v) result in the cancellation, modification, revocation or suspension of any of the Licenses and Permits (as defined in Section 5.15).

                  (b) The execution, delivery and performance by the each of the Founders of this Agreement and the other agreements and instruments delivered by it pursuant to this Agreement do not and will not (i) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, domestic or foreign, (ii) violate or conflict with, or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, any contract, lease, loan agreement or other agreement or instrument to which any of the Founders, or any of their respective properties or assets, is subject, or (iii) result in the creation or imposition of any Lien upon any of the Purchased Interest.

         SECTION 5.5 CONSENTS AND APPROVALS. (a) Except as set forth on Schedule 5.5, there are no consents, waivers, authorizations or approvals of any Governmental Authority, or of any other Person, that are required in connection with (i) the execution and delivery by the Company, PVM or the Seller of this Agreement and the other agreements and instruments delivered by it pursuant to this Agreement, including without limitation the Reorganization, and (ii) the performance by any of the Company, PVM or the Seller of its obligations hereunder and thereunder.

                  (b) Except as set forth on Schedule 5.5, there are no consents, waivers, authorizations or approvals of any Governmental Authority, or of any other Person, that are required in connection with (i) the execution and delivery by any of the Founders of this Agreement and the other agreements and instruments delivered by him or her pursuant to this Agreement, including without limitation the Reorganization, and (ii) the performance by any of the Founders of his or her obligations hereunder and thereunder.

         SECTION 5.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.6 are the Company's Financial Statements.

                  (a) For the relevant periods, the Company's Financial Statements (including the notes thereto): (1) present fairly the financial position of the Company at such dates and the results of operations and changes in financial position for the respective periods ended on such dates; and (2) were prepared in accordance with GAAP, consistently applied during the periods covered thereby (subject to normal recurring audit adjustments and subject to the absence of notes thereto), and are in accordance with the books and records maintained by the Company, with no differences between such Financial Statements and the financial records maintained and accounting methods applied by the Company for tax purposes, except as disclosed in the notes to the Financial Statements.

                  (b) The aggregate amount of all Accounts Receivable of the Company which have not been paid for thirty (30) days or more does not exceed $1,000,000 as of July 31, 2000. All Accounts Receivable of the Company as shown on the Financial Statements have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of services provided by the Company.

                  (c) As of the Closing Date, the Company has no Liabilities individually or in the aggregate in excess of $50,000 not shown and adequately provided for in the Financial Statements as of such dates or in the Schedules to this Agreement.

         SECTION 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except for the Reorganization, since June 30, 2000: (i) the business of the Company has been conducted only in the ordinary course consistent with past practice; (ii) there has been no change in the condition (financial or otherwise), assets, liabilities, business, operations or affairs of the Company, other than changes in the ordinary course of business, none of which singly and no combination of which in the aggregate has had a Material Adverse Effect; and (iii) there has been no damage, destruction or loss or other occurrence or development, whether or not insured against, which either singly or in the aggregate, might have a Material Adverse Effect, and to the Knowledge of the Company there is no threatened occurrence or development which would have a Material Adverse Effect (other than an occurrence or development with respect to general economic, legislative, regulatory or financial conditions).

                  (b) Except as disclosed on Schedule 5.7 hereto, since June 30, 2000, other than in connection with this Agreement or the Reorganization, the Company has not: (i) created or incurred any liability (absolute, accrued, contingent or otherwise) except unsecured current liabilities incurred in the ordinary course of business consistent with past practice; (ii) mortgaged, pledged or subjected to any Lien or otherwise encumbered any of its assets, tangible or intangible other than Permitted Encumbrances; (iii) discharged or satisfied any Lien or paid any obligation or liability (absolute, accrued, contingent or otherwise) other than current liabilities shown on Financial Statements and Taxes and current liabilities incurred since June 30, 2000, in the ordinary course of business or under contracts or agreements entered into in the ordinary course of business (other than as a result of any default or breach of, or penalty under, any such contracts or agreements); (iv) waived, released or compromised any claim or right of substantial value (except as provided herein or disclosed in a Schedule to this Agreement), or experienced any actual or overtly threatened strike or lock-out or lost, or been overtly threatened with the loss of, any key employees or any substantial number of employees; (v) entered into any settlement, compromise or consent with respect to any claim, proceeding or investigation; (vi) made capital expenditures or capital additions or betterments which in the aggregate exceeded $50,000; (vii) sold, assigned, transferred, leased or otherwise disposed of any of its assets, tangible or intangible, or cancelled any debts or claims except, in each case, for fair consideration in the ordinary course of business (it being understood that the disposition of any asset, other than inventory consisting of finished products, or cancellation of any debt or claim carried on the books of the Company at more than $10,000 shall be deemed not to be a disposition or cancellation in the ordinary course of business); (viii) made any distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any Interest or paid any notes or open accounts; (ix) made or become a party to, or become bound by, any material contract or commitment or renewed, extended, amended, modified or terminated any material contract or commitment; (x) issued or sold any Interest of the Company or options, warrants, convertible securities or other rights to acquire Interest of the Company; (xi) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its officers or employees, whether under any existing profit sharing, pension or other plan or otherwise, or increased the rate or altered the form of compensation, including, without limitation, salaries, fees, commission rates, bonuses, profit sharing, incentive, pension, retirement or other similar payments, from that being paid at December 31, 1999 to any of its stockholders or employees, other than normal pay increases and ordinary course of business bonuses; (xii) entered into any transaction not in the ordinary course of business (except for the transactions contemplated by this Agreement);
(xiii) made or announced any change in the terms, including, but not limited to, price, of the sale of any services of the Company or made or announced any change in the form or manner of provision of any of the Company's services;
(xiv) changed any accounting methods or principles used in recording transactions on the Company's books or records or in preparing the Financial Statements; (xv) granted any license or sublicense of any rights under or with respect to any Intellectual Property not in the ordinary course of business;
(xvi) changed the Organizational Documents of the Company; or (xvii) entered into any contract or commitment to do any of the foregoing.

         SECTION 5.8 TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of the Company, have been filed. All such Tax Returns were correct and complete in all material respects. All Taxes of the Company (whether or not shown to be due on any Tax Return) have been paid. The Company has not carried on business or performed any acts in a jurisdiction where Tax Returns are not filed that would cause PVM or the Company to be subject to the taxing authority of such jurisdiction. No claim in writing has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

                  (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) There is no material, unresolved dispute or claim concerning any liability for Tax in respect of the Company either (i) claimed or proposed by any representative of any taxing authority in writing or (ii) to the Knowledge of the Company based upon personal contact with any representative of such authority. Schedule 5.8 lists all federal, state, local, and foreign Tax Returns filed with respect to Company for taxable periods ended after December 31, 1995, indicates any such Tax Returns that have been audited by any taxing authority, identifying such authority, indicates those Tax Returns that currently are the subject of audit by any taxing authority, identifying such authority, and indicates those Tax Returns that remain open to future audit by any taxing authority. The Seller has delivered to the Buyer correct and complete copies of all Tax Returns as filed, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Company for taxable periods ending after December 31, 1995.

                  (d) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company.

                  (e) Neither the Seller nor the Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Neither the Seller nor the Company is party to, bound by, or subject to, any Tax sharing, Tax allocation, Tax indemnification, or similar agreement. No closing agreement pursuant to Code
Section 7121 or any similar provision of state, local, or foreign law has been entered into by or with respect to the Company.

                  (f) No property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. The Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended. There are no Liens on any of the Purchased Interest or the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (g) The Seller has been a validly existing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence through and including the date of the Reorganization, and has thereafter been, and will be through and including the Closing Date, a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code. Attached hereto as Schedule 5.8(g) is a letter from the Internal Revenue Service acknowledging and approving the Seller's election to be taxed as an S corporation. The Seller has not, in the past ten (10) years: (A) acquired assets from another corporation in a transaction in which the Tax basis of the acquired assets was determined, in whole or in part, by reference to the Tax basis of the assets in the hands of the transferor, or (B) acquired the stock of any corporation which was a qualified subchapter S subsidiary within the meaning of
Section 1361(b)(3)(B) of the Code.

         SECTION 5.9 TITLE TO ASSETS. The Seller has validly transferred all of its assets to the Company subject to and in accordance with the provisions of that certain Contribution Agreement of even date herewith among the Seller, the Company and the Parent, as guarantor. The Company has good title to all of its personal property and valid leasehold interests in all real and personal property leased by it, free and clear of all Liens except Permitted Encumbrances. To the Knowledge of the Company, no instrument, easement, license or grant of record, applicable zoning or building law, ordinance or administrative regulation or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with or limit or impair, the use, operation, maintenance of, or access to, or the value of, such assets, assuming they are used in the manner in which they are currently used in the business of the Company as now conducted, except as would not cause a Material Adverse Effect. All of the tangible assets of the Company are located in Lincoln, Massachusetts. The assets constitute all of the properties and assets used or held in conjunction with the business of the Company and are sufficient and adequate to carry on the business of the Company as now conducted. The Company enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and business. All such leases are valid and subsisting and in full force and effect, and there does not exist any default by the Company, or to the Knowledge of the Company, by the other parties thereto (nor has any event occurred that, with notice and/or lapse of time, could become a default) under any such lease.

         SECTION 5.10 REAL PROPERTY. The Company does not own any real property or interests in real property (the "Real Property"). Each of the Real Property leases of the Company is enforceable in accordance with its terms against the lessor thereunder, except as the same may be limited by Bankruptcy Laws and subject to the application of equitable principles and the availability of equitable remedies, and the Company is not in default under the terms of any of its leases.

         SECTION 5.11 CONTRACTS. Schedule 5.11 hereto lists all contracts, obligations and commitments to which the Company is a party or by which it or its assets or properties are bound, whether written, or to the Knowledge of the Company, oral, which fall under any of the following categories:

                  (a) contract, commitment or arrangement involving, in any one case, $50,000 or more;

                  (b) contract with a term of, or requiring performance, more than twelve (12) months from its date;

                  (c) commitment, contract or undertaking which is not terminable upon notice of 30 days or less without penalty, cost or liability to the Company;

                  (d) lease or lease purchase agreement, mortgage, conditional sale or title retention agreement, indenture, security agreement, credit agreement, pledge or option with respect to any property, real or personal (tangible or intangible), in any capacity;

                  (e) commitment, contract or undertaking for the purchase or use of services, materials, supplies inventory, machinery or equipment with a cost to the Company of $50,000 or more;

                  (f) commitment, contract or undertaking for the sale or use of the Company's services with a value of $100,000 or more;

                  (g) employment contract, undertaking or commitment other than imposed by law;

                  (h) contract or agreement with any labor union or other collective bargaining group;

                  (i) bonus, pension, savings, welfare, profit sharing, stock option, restricted Interest, retirement, commission, executive compensation, hospitalization, insurance or similar plan providing for employee benefits or any other arrangement providing for benefits for any former or current employees or for the remuneration, direct or indirect, of the Company's directors, officers or employees;

                  (j) note, loan, credit or financing agreement or other contract for money borrowed, and all related security agreements and collateral documents, including any agreement for any commitment for future loans, credit or financing;

                  (k) guarantee;

                  (l) contract or commitment regarding any capital expenditures in excess of $100,000;

                  (m) agency (sales or otherwise), distribution, brokerage (including, without limitation, any brokerage or finder's agreement) or arrangement with respect to any of the transactions contemplated by this Agreement or advertising agreement;

                  (n) contract with investment bankers, accountants, attorneys, consultants or other independent contractors other than in connection with this Agreement;

                  (o) contract with any director, officer or Affiliate of the Company or any Affiliate of such Person;

                  (p) contract, commitment or arrangement which would restrain the Company or any Affiliate of the Company from engaging or competing in any business or requiring it to maintain the confidentiality of any matter;

                  (q) license, permit, franchise or royalty agreement;

                  (r) any agreement creating a partnership or joint venture; and

                  (s) contract, commitment or arrangement whether or not made in the ordinary course of business, that is material.

         The Company has made available to the Buyer correct and complete copies of all of the contracts, agreements and other documents listed in Schedule 5.11 hereto and all amendments thereto (the "Scheduled Contracts"). Except as indicated on Schedule 5.5 and for which waivers have been received from the parties thereto in form and substance satisfactory to counsel to the Buyer, the sale of the Purchased Interest to the Buyer is not a violation of or, pursuant to the express terms of the contract, grounds for the modification or cancellation of any of the Scheduled Contracts or the imposition of any penalty thereunder. The Company enjoys good working relationships under all Scheduled Contracts, and no unresolved disputes are pending or, to the Knowledge of the Company, threatened under or in respect of any such Scheduled Contracts. The prices to be received or paid by the Company under all Scheduled Contracts with its customers and others have been determined in accordance with the Company's historical practices. The Company has no contracts with the United States Government. The Company has no outstanding power of attorney other than routine power of attorney relating to representation before governmental agencies or given in connection with qualification to do business in another jurisdiction.

         Except as described in Schedule 5.11 hereto, all Scheduled Contracts are legal, valid, binding, enforceable (subject to Bankruptcy Laws and the application of equitable principles and the availability of equitable remedies) and in full force and effect in accordance with their respective terms, and there is not, under any of such documents or agreements or under any obligation, covenant or condition contained therein, any existing default by the Company or, to the Knowledge of the Company, by any other party thereto, or any event which with notice, lapse of time, or both, would constitute a default and which would have a Material Adverse Effect. None of the Company, PVM, the Seller or the Founders has received any notice from the parties to any Scheduled Contract that modified or terminated such Scheduled Contract, other than as to which copies were delivered by the Seller to the Buyer.

         SECTION 5.12 INTELLECTUAL PROPERTY. Schedule 5.12 hereto sets forth a true and complete list of all of the Company's Intellectual Property used by the Company in whole or in part for the conduct of its business as now conducted or owned by the Company, and indicates the owner and/or licensee thereof. The Company (i) owns or has a valid license with respect to all of its Intellectual Property, whether or not it is currently being used by the Company, and (ii) has not licensed to any third party any of its Intellectual Property except in the ordinary course of its business. All licenses relating to the use of the Intellectual Property are transferable and there are no liens on (A) any such licenses or (B) any copies of the Intellectual Property, whether or not currently used by the Company, located on the premises of the Company. All Intellectual Property rights are valid and in good standing and are adequate and appropriate for the Company's business as now conducted and, to the Knowledge of the Company, as contemplated to be conducted, provided that in the ordinary course of the Company's businesses as contemplated to be conducted new technologies may need to be developed from time to time to meet client demand, through no such demand is currently known with particularity by the Company. None of the Company, the Seller, PVM or the Founders has received any written challenges to the validity of the Intellectual Property used or owned by the Company. The operation of the Company's business to the Knowledge of the Company does not infringe in any way on or conflict with any registered or unregistered patent, trademark, trade name, copyright, license or other right, of any Person and, except as set forth on Schedule 5.12, the Company does not license any such right or item from others. To the Knowledge of the Company, no claim is pending, threatened in writing or has been made within the past five (5) years, to the effect that any such infringement or conflict has occurred. The Company has taken all commercially reasonable action for a company in its industry and of its size to maintain and protect all item of Intellectual Property that it uses.

         To the Knowledge of the Company, the Company has the full right to use its name in every jurisdiction where it is now qualified to do business.

         SECTION 5.13 INSURANCE. Except as set forth in Schedule 5.13, all insurance policies maintained by the Company (together with all riders and amendments thereto) are in full force and effect, and all premiums due thereon have been paid. The Company has complied in all material respects with the provisions of such policies. The Company has not received any written notice canceling or threatening to cancel or refusing to renew any of such insurance. The rights of the insured under such policies will not be terminated or adversely affected by the transactions contemplated by this Agreement. The Company shall maintain the coverage under all policies in full force and effect through the Closing Date.

         SECTION 5.14 CUSTOMER AND SUPPLIER RELATIONSHIPS. Attached as Schedule
5.14 is a complete and correct list of all current customers of the Company, showing the sales to each for the year ended December 31, 1999 and the six-month period ended June 30, 2000, and of all suppliers whose sales to the Company amounted to more than $50,000 during any of such periods, showing the sales of each. Except as disclosed on Schedule 5.14 hereto, during such periods, no single customer and no group of related customers accounted for more than five percent (5%) by dollar amount of the gross sales of the Company and no single supplier or group of related suppliers accounted for more than five percent (5%) by dollar amount of the cost of sales of the Company's business. With respect to any such customer or supplier or group of related customers or suppliers listed on Schedule 5.14, to the Knowledge of Company, no such customer, supplier or group of related customers or suppliers has terminated or expects to terminate a material portion of its normal business with the Company.

         SECTION 5.15 LICENSES AND PERMITS. Schedule 5.15 sets forth a true and complete list of all of the licenses, permits, franchises, authorizations, registrations, approvals and certificates of occupancy (or their equivalent) issued or granted to the Company with respect to the business of the Company by any Governmental Authority (the "Licenses and Permits"), and all pending applications therefor. Such Licenses and Permits comprise all of the licenses, permits, franchises, authorizations, registrations, approvals and certificates of occupancy (or their equivalent) necessary for the operation of the business of the Company as currently conducted, except where the failure to so have a License and Permit would not have a Material Adverse Effect. Except as set forth on Schedule 5.15, the Licenses and Permits have been duly obtained, are valid and in full force and effect, and are not subject to any pending or, to the Knowledge of the Company, threatened, administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect.

         SECTION 5.16 COMPLIANCE WITH LAW. The operations of the business of the Company have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other Governmental Authorities having jurisdiction over the Company and its assets, properties and operations. None of the Sellers, PVM, the Founders or the Company have received written notice of any violation of any such law, regulation, order or other legal requirement, or are in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority applicable to the Company or the Purchased Interest.

         SECTION 5.17 LITIGATION. There are no Claims pending or, to the Knowledge of the Company, threatened, before any Governmental Authority brought by or against any of the Seller, the Founders, PVM, the Company or any of its officers, directors, partners, employees, agents or Affiliates involving, affecting or relating to the Company, the Purchased Interest or the transactions contemplated by this Agreement, nor is there any basis for any such Claim to the Knowledge of the Company. Neither the Company nor the Purchased Interest is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority that affects or might affect the Company or the Purchased Interest, or that would or might interfere with the transactions contemplated by this Agreement other than those of general application.

         SECTION 5.18 RECEIVABLES. To the Knowledge of the Company, there is no fact or circumstance generally (other than general economic conditions) which would result in any material increase in the uncollectability of the Accounts

Receivable as a class, subject to the provisions of Section 5.26 below. Schedule
5.18 sets forth as of the date hereof all the Accounts Receivable arising out of or relating to the business of the Company, the amount owing and the aging of such receivable, the name and last known address of the party from whom such receivable is owing, and any security in favor of it for the repayment of such receivable which the Company purports to have.

         SECTION 5.19 LABOR MATTERS.

         With respect to employees of the Company:

                  (a) Schedule 5.19 attached hereto sets forth a true, accurate and complete list containing the names of all employees who are employed by the Company (the "Business Employees"), the job designations of each such Business Employee and the compensation paid to each such Business Employee, presently and as of December 31, 1999 as annualized as of their respective last paychecks for calendar year 1999.

                  (b) Except as set forth on Schedule 5.19, the Company is not responsible for paying post-termination compensation, severance or benefits to former employees who left the employ of the Company for any reason since January 1, 1998.

                  (c) Except as set forth in Schedule 5.19, the Company: (i) is not a party to any employment agreements with employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of the Company (other than as required by law), (iii) is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Company nor do the Sellers know of any activities or proceedings of any labor union to organize any such employees, and (iv) is not a party to or subject to any conciliation agreements, consent decrees or settlements with respect to its employees. The Seller has made available to the Buyer complete and correct copies of all such agreements (the "Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of the Employment and Labor Agreements, there are no grievances outstanding thereunder and all of such agreements are assignable to the Buyer.

                  (d) Except as set forth in Schedule 5.19: (i) the Company is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment, except where the noncompliance would not have a Material Adverse Effect, (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB") relating to the Company, or, to the Knowledge of the Company, threatened overtly against the Company, (iii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company, and the Company has not experienced in the last three (3) years any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iv) there is no representation, Claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company, (v) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (vi) the Company has not received written notice from any Governmental Authority responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of it and no such investigation is in progress.

                  (e) The Seller has made available the Buyer with a complete and accurate list of all of the Company's employee manuals, policies, procedures and work-related rules that apply to employees of the Company ("Employee Policies"). The Sellers have provided, or disclosed on the Disclosure Schedule, to the Buyer a copy of all the written Employee Policies and Procedures and a written description of all unwritten Employee Policies which, individually or in the aggregate, have an annual expense to the Company of $10,000 or more. Each of the Employee Policies can be amended or terminated at will by the Company except as required by law.

         SECTION 5.20 EMPLOYEE PLANS.

                  (a) Schedule 5.20 sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change of control or other benefit plans, programs or arrangements, in each case, which are maintained, contributed to or sponsored by Company on behalf of current or former employees of the Company, or for which the Company has any liability, contingent or otherwise (collectively, the "Benefit Plans").

                  (b) With respect to each Benefit Plan, the Seller has furnished Buyer with a complete and accurate copy of (i) the plan document or other governing contract, as amended, (ii) the most recently distributed summary plan description and summary of material modifications, (iii) each trust or other funding agreement, (iv) the most recently filed IRS Form 5500, (v) if applicable, the most recently received IRS determination letter, and (vi) the most recently prepared actuarial report and financial statements.

                  (c) The Benefit Plans have been operated and administered in all material respects in accordance with their terms and the applicable requirements of the Code and applicable law. All contributions and all payments required to have been made to or under any Benefit Plan have been timely and properly made.

                  (d) No Benefit Plan is subject to Title IV of ERISA, or a multiemployer plan within the meaning of Section 3(37)(A) of ERISA. Neither the Seller nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b),
(c), (m) or (o) of the Code ("ERISA Affiliates"), has incurred any liability under title IV of ERISA or Section 412 of the Code, except for such liability that has been paid in full.

                  (e) There is no suit, action, litigation or written claim (excluding claims for benefits incurred in the ordinary course) that is pending or threatened with respect to any of the Benefit Plans.

                  (f) Each of the Benefit Plans which is intended to be "qualified" within the meaning of Section 401 of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which would result in the revocation of any such determination letter.

                  (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee of the Company, (ii) increase any benefits under any Benefit Plan, or (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits.

         SECTION 5.21 ENVIRONMENTAL MATTERS. The Company has complied with and, as of the Closing Date, is in compliance with all Environmental Laws in all material respects. The operations of the Company do not involve and have not involved the generation, storage, use, handling, transportation, discharge, release, treatment, or disposal of Hazardous Substances or any activity that is regulated by Environmental Laws other than such activities in material compliance with Environmental Laws.

         SECTION 5.22 ORGANIZATIONAL DOCUMENTS. Copies of the certificate of formation of the Company, and certificates of incorporation of the Seller and PVM (as certified by a Governmental Authority of the jurisdiction of their respective organization), and copies of the Operating Agreement of the Company (as certified by an officer of the Company), the trust agreement of the Seller (as certified by an duly authorized trustee and/or beneficiary of the Seller) and the by-laws of PVM (as certified by an officer of PVM, and all amendments thereto, have been delivered to the Buyer, and such copies, as so amended, are true, complete and accurate. All actions taken by the Company and PVM to date have been duly authorized and/or ratified by the Board of Managers and Board of Directors, respectively, or the members or stockholders thereof, as required.

         SECTION 5.23 BROKERS, FINDERS, ETC. None of the Seller, PVM, the Founders nor the Company has employed any finder, broker, agent or other intermediary (other than legal counsel and accountants) in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect thereto.

         SECTION 5.24 UNLAWFUL OR UNDISCLOSED PAYMENTS. With respect to the conduct of the business of the Company, none of the Seller, PVM, the Founders nor the Company or anyone acting on their respective behalves, has made any payments or otherwise provided any benefits, direct or indirect, to any customer, supplier, Governmental Authority or otherwise, or to any employee or agent thereof, for the purpose of acquiring purchase or sales relationships, or otherwise, that:

                  (a) may be unknown or undisclosed to the employers of any Persons who received any such payments;

                  (b) are or may be unlawful, in any respect; or

                  (c) are not fully disclosed as such on the books and records of the Company (and have been disclosed to the Buyer).

         SECTION 5.25 DISCLOSURE OF CONFIDENTIAL INFORMATION TO OTHERS; NON-COMPETITION AGREEMENTS.

                  (a) Schedule 5.25 attached hereto sets forth a true and complete list of any and all Persons who are competitors of the Company to whom any of the Seller, PVM, the Founders or the Company have disclosed any confidential, proprietary or other similar non-public information respecting the Company since January 1998, including the name and address of each such Person, a description of information disclosed to each such Person and the circumstances of such disclosure and a copy of any non-disclosure or other agreement executed by such Person with respect to the disclosed information, other than immaterial disclosures made in the ordinary course to customers who are doing business with competitors and may have made such immaterial disclosures to such competitors.

                  (b) Except as set forth on Schedule 5.25, there are no currently existing and effective contracts to which the Seller, PVM, the Founders or the Company is a party and which restrict any of them from engaging in the business of the Company as currently or hereafter contemplated to be conducted pursuant to the Business Plan or from competing with any other Person.

                  (c) Except as set forth on Schedule 5.25, there are no non-disclosure or similar such agreements to which any of the Seller, PVM, the Founders or the Company is a party that binds any of them with respect to information provided to any of the Sellers or the Company.

                  (d) Except as set forth on Schedule 5.25, there are no non-disclosure, non-competition or similar such agreements with respect to which the Company is a beneficiary.

         SECTION 5.26 ACCURACY OF INFORMATION. None of the representations, warranties or statements contained in Article V of this Agreement, in the Schedules and Exhibits hereto for which the Seller or the Founders are responsible or in any other document delivered to the Buyer in connection with the transactions contemplated by this Agreement for which the Seller or the Founders are responsible, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading. All information relating to the Company that is to the Knowledge of the Company and that the Company reasonably believes is material to a purchaser of the Purchased Interest has been disclosed in writing to the Buyer and any such information arising on or before the Closing Date will forthwith be disclosed in writing to the Buyer.

         The Company advises the Buyer and the Parent that certain clients of the Company may not wish to continue a relationship with the Company after the Closing due to that client's relationship with, opinion of or experience with the Buyer or the Parent. This may occur as a result of matters beyond the Company's control or knowledge and may impact its Accounts Receivables. The Company, the Seller, PVM and the Founders hereto agree that it, he or she shall not engage in, or cause to be engaged, any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of the Buyer or the Parent, their management or of management of Affiliates of the Buyer or the Parent.

         No representation or warranty is given with respect to general economic conditions or trends of the Company's industry as a whole. In addition, legislation or regulations may change that may impact the Company.

         SECTION 5.27 INVESTMENT PURPOSES. (a) The Seller is acquiring the Restricted Parent Stock for its own account for investment and not with a view to the distribution thereof, and agrees that it shall not make any sale, transfer or other disposition of such Restricted Parent Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder, except for the immediate distribution to the PVM in accordance with the provisions of Section 3.1(b) above. The Seller is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended. The Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Restricted Parent Stock. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Buyer and the Parent regarding the terms and conditions of the offering of the Restricted Parent Stock and the business, properties, prospects and financial condition of the Parent. The foregoing, however does not limit or modify the representations and warranties of the Buyer and Parent in Article IV of this Agreement or the rights of the Seller to rely thereon. The Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Restricted Parent Stock.

                  (b) PVM is acquiring the Restricted Parent Stock for its own account for investment and not with a view to the distribution thereof, and agrees that it shall not make any sale, transfer or other disposition of such Restricted Parent Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder, except for the immediate distribution to the Founders as its beneficiaries in accordance with the provisions of
Section 3.1(b) above. PVM is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended. PVM believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Restricted Parent Stock. PVM further represents that it has had an opportunity to ask questions and receive answers from the Buyer and the Parent regarding the terms and conditions of the offering of the Restricted Parent Stock and the business, properties, prospects and financial condition of the Parent. The foregoing, however does not limit or modify the representations and warranties of the Buyer and Parent in Article IV of this Agreement or the rights of PVM to rely thereon. PVM acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Restricted Parent Stock.

                  (c) Each of the Founders is acquiring the Restricted Parent Stock for its own account for investment and not with a view to the distribution thereof, and agrees that it shall not make any sale, transfer or other disposition of such Restricted Parent Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder. Each of the Founders is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended. Each Founder believes that he or she has received all the information he or she considers necessary or appropriate for deciding whether to purchase the Restricted Parent Stock. Each Founder further represents that he or she has had an opportunity to ask questions and receive answers from the Buyer and the Parent regarding the terms and conditions of the offering of the Restricted Parent Stock and the business, properties, prospects and financial condition of the Parent. The foregoing, however does not limit or modify the representations and warranties of the Buyer and the Parent in Article VI of this Agreement or the rights of the Founders to rely thereon. Each Founder is an investor in securities of companies and acknowledges that it is able to fend for himself or herself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Restricted Parent Stock.

         SECTION 5.28 SOLE REPRESENTATIONS. Article V contains the sole representations and warranties of the Seller and the Founders with respect to this Agreement; provided that it is understood that such parties make certain representations in the Contribution Agreement and Operating Agreement.

                                   ARTICLE VI
                                   ----------

           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT
           ----------------------------------------------------------

                  The Buyer and Parent hereby jointly and severally represent and warrant to each of the Seller, PVM, the Founders and the Company as follows:

         SECTION 6.1 CORPORATE ORGANIZATION. Each of the Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 6.2 AUTHORIZATION AND VALIDITY OF AGREEMENTS. Each of the Buyer and Parent has all requisite corporate power and authority to enter into this Agreement and the other agreements and instruments delivered by it under this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments contemplated by this Agreement and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action by its board of directors, and no other corporate proceedings on its part are necessary to authorize such execution, delivery and performance. This Agreement and the other agreements and instruments contemplated by this Agreement have been duly executed by each of the Buyer and Parent and constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

         SECTION 6.3 CAPITALIZATION. The Parent has full power and authority to convey the Restricted Parent Stock free and clear of any Lien, and, upon delivery of and payment for the Restricted Parent Stock as herein provided, each of the Founders will acquire good and valid title thereto to such number of shares as indicated in Section 3.1(b), free and clear of any Lien (except for restrictions contemplated by this Agreement) and such Restricted Parent Stock will be duly authorized, validly issued, fully paid and non-assessable.

         SECTION 6.4 NO CONFLICT OR VIOLATION. The execution, delivery and performance by each of the Buyer and Parent of this Agreement and the other agreements and instruments contemplated by this Agreement do not and will not violate or conflict with any provision of the Organizational Documents of the Buyer or Parent and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer or the Parent is a party or by which it is bound or to which any of their properties or assets is subject.

         SECTION 6.5 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement on behalf of the Buyer or the Parent do not require the consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person.

         SECTION 6.6 LITIGATION. There are no Claims pending, or to the best knowledge of the Buyer and Parent, threatened before any Governmental Authority brought by or against either of the Buyer or Parent relating to the transactions contemplated by this Agreement or the Restricted Parent Stock or if finally determined adversely to either of the Buyer or the Parent, material to the business taken as whole of the Buyer or the Parent, respectively, nor is any basis known to the Buyer or Parent for any such Claim. Neither the Buyer nor Parent nor the Restricted Parent Stock is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority that affects or might affect the Parent or the Restricted Parent Stock, or that would or might interfere with the transactions contemplated by this Agreement.

         SECTION 6.7 SEC REPORTS. All filings under the Securities Exchange Act of 1934, as amended, applicable to the Parent have been filed on a timely basis.

         SECTION 6.8 NO MATERIAL ADVERSE CHANGE. The Parent has caused to be delivered to Hutchins, Wheeler & Dittmar a copy of the Form 10-Q of the Parent filed with the Securities and Exchange Commission with respect to the first quarter of 2000. Since March 31, 2000, there has been no material adverse change in the business of the Parent.

         SECTION 6.9 BROKERS, FINDERS, ETC. Neither the Buyer nor Parent has employed any finder, broker, agent or other intermediary (other than legal counsel and accountants) in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect thereto.

         SECTION 6.10 ACCURACY OF INFORMATION. None of the representations, warranties or statements contained in Article VI of this Agreement, in the Schedules and Exhibits hereto for which the Buyer or the Parent is responsible or in any other document delivered to the Seller in connection with the transactions contemplated by this Agreement for which the Buyer or the Parent is responsible, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading. All information relating to the Buyer or the Parent that is known to them and that they reasonably believe is material to a purchaser of the Restricted Parent Stock has been disclosed to the Seller and any such information arising on or before the Closing Date will forthwith be disclosed in writing to the Seller, except as prohibited by federal securities laws.

         No representation or warranty is given with respect to general economic conditions or trends of the Buyer's or the Parent's industry as a whole. In addition, legislation or regulations may change that may impact the Buyer or the Parent.

         SECTION 6.11 INVESTMENT PURPOSES. The Buyer is acquiring the Purchased Interest for its own account for investment and not with a view to the distribution thereof, and agrees that it shall not make any sale, transfer or other disposition of such Interest in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder. The Buyer believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Interest. The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company and the Sellers regarding the terms and conditions of the offering of the Purchased Interest and the business, properties, prospects and financial condition of the Company. The foregoing, however does not limit or modify the representations and warranties of the Sellers in Article V of this Agreement or the rights of the Buyer to rely thereon. The Buyer is an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Interest.

         SECTION 6.12 NONDEFAMATION. The Buyer and the Parent hereto agree that it shall not engage in, or cause to be engaged, any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of the Company or the Founders, their management or of management of Affiliates of the Company or the Founders.

         SECTION 6.13 SOLE REPRESENTATIONS. Article VI contains the sole representations and warranties of the Buyer and the Parent with respect to this Agreement; provided that it is understood that such parties make certain representations in the Operating Agreement.

                                  ARTICLE VII
                                  -----------

                                    PUT/CALL
                                    --------

         SECTION 7.1 PUT BY THE SELLER.

                  (a) The Seller shall have the right, but not the obligation, from time to time from and after the earlier to occur of (i) the date on which a Founder's employment with the Company is terminated by the Company without Cause or by a Founder for Good Reason, (ii) subject to the provisions of Section

10.4(b)(ii)(A) below, Good Performance of the Company in the Fiscal year immediately preceding the date of the consummation of the sale by the Company and/or the Buyer, in one or a series of transactions, of greater than 50% of the outstanding Interests in the Company or assets valued at greater than 50% of the valuation of the Company as a whole or (iii) January 1, 2005, to require the Parent, on behalf of the Buyer, to purchase all or any portion of the Interest of the Company held by the Seller, or with respect to subsection (i), one-third of the Interests owned by the Seller immediately following the Closing; provided, however, that any exercise of the Put shall include at least one-third of the Interest of the Company owned by the Seller immediately following the Closing. The right of the Seller to require the Parent, on behalf of the Buyer, to make such purchase is referred to herein as the "Put."

                  (b) In order to exercise the Put, the Seller must give the Buyer written notice ("Put Notice") of its election.

                  (c) The purchase price for the Interests being purchased by reason of the Put (the "Put Price") shall be an amount equal to (i) the amount of Interests of the Company held by the Seller and in case of a Put by reason of
Section 7.1(a)(i), one-third of the Interests owned by the Seller immediately following the Closing, divided by the total amount of Interests of the Company issued and outstanding (ii) multiplied by the Fair Market Value (as defined in Section 7.1(d) below) of the Company.

                  (d) (i) "Fair Market Value" means the fair market value of the Company (A) as determined by the Seller and the Buyer after good faith negotiations over the thirty (30) day period following receipt by the Buyer of the Put Notice, or, (B) if on or prior to the thirtieth (30th) day after receipt by the Buyer of the Put Notice, the fair market value of the Company has not yet been determined, as determined as follows: the Seller, on the one hand, and the Buyer, on the other hand, shall each designate an appraiser (i.e., a total of two (2) appraisers) (each of which shall be an investment banking or appraisal firm of nationally recognized standing, with expertise in appraising entities engaged in businesses similar to that of the Company) for the purpose of determining the "fair market value" of the Company in accordance with the methodology set forth herein. Each such appraiser (an "Initial Appraiser") shall, as of the last day of the calendar month immediately preceding the delivery of the Put Notice, set forth its preliminary determination of the fair market value of the Company (the "Preliminary Fair Market Value") in writing (together with reasonable detail showing the method of calculation thereof) and shall deliver a copy of such written determination (an "Appraiser's Report") to the Seller, on the one hand, and the Buyer, on the other hand, not later than the thirtieth (30th) day following its retention. Each Initial Appraiser shall have made good faith efforts to discuss with each of the Seller and the Buyer its determination of Preliminary Fair Market Value prior to releasing its Appraiser's Report. In all cases the determination of "fair market value" of the Company shall not take into account any minority interest discount, and shall be for the Company taken as a whole using industry standards and customary assumptions and methodologies.

                           (ii) If the Preliminary Fair Market Value as set
forth in the Appraiser's Report that has the lower Preliminary Fair Market Value is at least 90% of the Preliminary Fair Market Value as set forth in the Appraiser's Report of the other Initial Appraiser, then the determinations of both Initial Appraisers shall be averaged and the amount resulting from such averaging shall constitute the "fair market value" of the Company for purposes of this Section 7.1. Otherwise, the two Initial Appraisers shall mutually designate a third appraiser (the "Third Appraiser," together with the Initial Appraisers, the "Appraisers"), with similar qualifications, to make its own independent determination of the fair market value in accordance with the same methodology as set forth above. If the Initial Appraisers cannot agree as to a Third Appraiser, the Third Appraiser shall be selected by the American Arbitration Association.

                           (iii) The Third Appraiser shall use its best efforts
to complete its determination as soon as practicable, and in any event within thirty (30) days of its retention. The determination by the Third Appraiser of the Preliminary Fair Market Value shall be set forth in its Appraiser's Report delivered to the Seller, on the one hand, and the Buyer, on the other hand, promptly after the completion thereof.

         In the event that the determination by the Third Appraiser of the Preliminary Fair Market Value falls between the determinations by the two Initial Appraisers, then the determination of the Third Appraiser and the determination of the Initial Appraiser that is closest in value to such determination of the Third Appraiser shall be averaged and the amount resulting from such averaging shall constitute the "fair market value" of the Company for purposes of this Section 7.1. In the event, however, that the determination by the Third Appraiser is higher than the higher determination of the two Initial Appraisers or is lower than the lower of such determinations, then the determination by the Third Appraiser shall be deemed to constitute the "fair market value" of the Company for purposes of this Section 7.1.

                           (iv) The Seller shall be responsible for the costs
and expenses of the Initial Appraiser selected by it, and the Buyer shall be responsible for the costs and expenses of the Initial Appraiser selected by it. The Seller, on the one hand, and the Buyer, on the other hand, shall each pay one-half of the costs and expenses of the Third Appraiser, if any.

                           (v) The Company and all parties shall cooperate with
each of the Appraisers by providing such financial information respecting the Company and its prospects as the Appraisers shall reasonably require; provided that, as a condition to obtaining such information, the Appraisers shall execute such confidentiality agreements as the Company may reasonably require.

                           (vi) The amount of the Fair Market Value of the
Company finally determined in the manner described above shall be binding and conclusive on the parties.

                  (e) The Put Price shall be paid in five installments on each of the date of the closing of the Put, as specified in subsection (f) below, and the four anniversaries thereof. The amount of each of the installments shall be the greater of (i) an amount equal to 75% of the Net Cash Flow of the Company for the twelve (12) month period ending on the last day of the full month immediately preceding the closing (or subsequent installment payment dates, as applicable) multiplied by a fraction, the numerator of which is the amount of Interests of the Company to be sold pursuant to the Put and the denominator of which is the amount of Interests of the Company held by the Seller, and (ii) the Fair Market Value of the number of shares of Interest of the Company (as determined the original closing) to be sold pursuant to the Put divided by five
(5), in immediately available funds by wire transfer to the account as designated by the Seller and approved by the Parent. Notwithstanding the foregoing, the final installment shall be in the amount of the difference between the Put Price and the total amount of the prior installments. Such note shall not bear interest; provided, however, that the Parent hereby agrees to hold the Seller harmless from and against any incremental additional tax liability of the Seller arising out of interest being imputed on such note and treated for tax purposes as ordinary income rather than long-term capital gain. Notwithstanding the foregoing, the Parent may elect, in its discretion, to pay the Put Price in full at the closing, or to prepay the unpaid principal on the note representing the Put Price, as described in Section 7.1(f) below, at any time without penalty.

                  (f) The closing of the Put shall be held at the principal office of the Company at such time as the Buyer shall specify, but no later than ten (10) business days following the date of determination of the Fair Market Value of the Company in accordance with the provisions of Section 7.1(d), or such other time and place as the parties may agree, whereby the Seller shall execute and deliver to the Buyer such assignment documents as the Buyer may reasonably request in order to transfer the Seller's Interest in the Company to be sold in the Put to the Buyer free and clear of all liens or pledges of third parties, including instruments of transfer acceptable to the Buyer, and the Parent shall pay to the Seller the first installment of the Put Price and deliver a duly executed note to the Seller evidencing the payment obligation of the Parent for the remaining four (4) installments of the Put Price.

                  (g) In the event any Founder is terminated by the Company for Cause, or a Founder terminates his or her employment with the Company without Good Reason, or because of Disability or in the event of death of a Founder, the provisions of this Section 7.1 shall continue. In the event of an Initial Public Offering in which the Seller is able to participate with respect to at least 25% or more of its Interests held at such time, the provisions of this Section 7.1 shall be null and void and of no further force or effect.

                  (h) The Buyer and/or the Parent may assign all of its rights and obligations under this Section 7.1 to the Company, and the Company hereby agrees to accept such assignment, when and if made. Upon such assignment, the Company shall be subject to the provisions of Section 7.1; provided, however, that, notwithstanding any such assignment, the Buyer and/or the Parent shall remain liable to the Seller with respect to the Buyer's and/or the Parent's obligations under the Put, and the agreements related thereto, including without limitation the obligation to pay the Put Price in the event the Company fails to comply with such obligations after any such assignment by the Buyer and/or the Parent to the Company.

                  (i) In the event of a Change in Control under clauses (i) or
(ii) of the definition thereof, the Person so assuming control shall be required to assume the obligations of the Buyer and/or the Parent set forth in this
Section 7.1, and the Stock of the Parent shall be taken subject to the provisions of this Section 7.1 as if no Change in Control had occurred, whether or not such control Person so agreed with the Parent.

         SECTION 7.2 CALL BY THE BUYER.

                  (a) The Buyer shall have the right, but not the obligation, from time to time from and after the earlier to occur of (i) the first anniversary of the date on which a Founder's employment with the Company is terminated by the Company without Cause or by a Founder for Good Reason, (ii) subject to the provisions of Section 10.4(b)(iii)(A) below, Good Performance of the Company in the Fiscal Year immediately preceding the date of the consummation of the sale by the Company and/or the Buyer, in one or a series of transactions, of greater than 50% of the outstanding Interests in the Company or assets valued at greater than 50% of the valuation of the Company as a whole or
(iii) January 1, 2005, to require the Seller to sell to the Parent, on behalf of the Buyer, all or a portion of the Interest of the Company held by the Seller, or with respect to subsection (i), one-third of the Interests owned by the Seller immediately following the Closing (the "Call"); provided, however, that any exercise of the Call shall cover at least one-third of the Interest of the Company owned by the Seller immediately following the Closing.

                  (b) In order to exercise the Call, the Buyer may give the Seller written notice ("Call Notice") of its election.

                  (c) (i) The purchase price for the Interests being purchased by reason of the Call (the "Call Price") shall be an amount equal to (A) the amount of Interests of the Company held by the Seller and, in the case of a Call by reason of Section 7.2(a)(i), one-third of the Interests owned by the Seller immediately following the Closing, divided by the total amount of Interests of the Company issued and outstanding, (B) multiplied by the Fair Market Value of the Company (as determined in accordance with the provisions of Section 7.1(d) above).

                           (ii) Notwithstanding the provisions of subsection (i)
above, in the event (A) the Buyer consummates a sale of all or a portion of the Interest of the Company to, or (B) the Company sells substantially all of its assets to or consummates a merger with or into, a non-Affiliated third party within the ninety (90) day period immediately following the closing of a Call (a "Subsequent Sale"), the Call Price shall be increased, if at all, to an amount equal to (X) in the event of the sale of all of the Interests of the Company or a sale of substantially all of the assets of the Company or a merger of the Company, the difference between (1) the value of the consideration received in the Subsequent Sale by the Buyer or the Company, as applicable, multiplied by the percentage of the outstanding Interests of the Company sold in the Call, and
(2) the Call Price; or, (Y) in the event of the sale of less than all of the Interests of the Company to the extent the Buyer held sufficient Interests prior to the closing of the Call to consummate the Subsequent Sale, with respect to the Equivalent Amount (as defined in Section 10.6 of the Operating Agreement), the difference between (1) the price of the Interests sold in the Subsequent Sale divided by the percentage which the Interests sold in the Subsequent Sale represent of the total outstanding Interests of the Company and (2) the Call Price divided by the percentage which the Interests sold in the Call represent of the total outstanding Interests of the Company; or (Z) in the event of the sale of less than all of the Interests of the Company to the extent the Buyer did not hold sufficient Interests prior to the closing of the Call to consummate the Subsequent Sale, the difference between (1) the price of the Interests sold in the Subsequent Sale divided by the percentage which the Interests sold in the Subsequent Sale represent of the total outstanding Interests of the Company and
(2) the Call Price divided by the percentage which the Interests sold in the

Call represent of the total outstanding Interests of the Company (whichever is applicable of (X), (Y) or (Z), the "Differential Price"). The Differential Price shall be paid within five (5) business days after the closing of the Subsequent Sale in immediately available funds by wire transfer to the account specified by the Seller and approved by the Parent or, as applicable and at the Seller's election, securities received as consideration in such Subsequent Sale but only to the extent such securities are traded on a nationally recognized securities exchange or any other liquid property, including without limitation debt. In the event the consideration in a Subsequent Sale to the Buyer or the Company, as applicable, is Stock in a Person whose securities are not traded on a nationally recognized securities exchange, the value of such Stock shall be determined in accordance with the appraisal provisions of Section 7.1(d) above with respect to such issuer.

                  (d) The Call Price shall be paid in three (3) installments on each of the date of the closing of the Call, as specified in subsection (e) below, and the two (2) anniversaries thereof. The amount of each of the installments shall be the greater of (i) an amount equal to 75% of the Net Cash Flow of the Company for the twelve (12) month period ending on the last day of the full month immediately preceding the closing (or subsequent installment payment dates, as applicable) multiplied by a fraction, the numerator of which is the number of shares of Interests of the Company to be sold pursuant to the Call and the denominator of which is the amount of Interests of the Company held by the Seller, and (ii) the Fair Market Value of the amount of Interests of the Company (as determined the original closing) to be sold pursuant to the Call divided by three (3), in immediately available funds by wire transfer to the accounts as designated by the Seller and approved by the Parent. Notwithstanding the foregoing, the final installment shall be in the amount of the difference between the Call Price and the total amount of the prior installments. Simple interest on the unpaid principal of the Call Price shall accrue from the closing of the Call at the minimum applicable Federal rate. Notwithstanding the foregoing, the Parent may elect, in its discretion, to pay the Call Price in full at the closing, or to prepay the unpaid principal and accrued interest on the note representing the Call Price, as described in Section 7.2(e) below, at any time without penalty.

                  (e) The closing of the Call shall be held at the principal office of the Company at such time as the Buyer shall specify, but no later than ten (10) days business following the date of the determination of the Fair Market Value of the Company in accordance with the provisions of Section 7.1(d), or such other time and place as the parties may agree whereby the Seller and shall execute and deliver to the Buyer such assignment documents as the Buyer may reasonably request in order to transfer the Seller's Interest of the Company to the Buyer free and clear of all liens or pledges of third parties, including instruments of transfer acceptable to the Buyer and the Parent shall pay to the Seller the first installment of the Call Price and deliver a duly executed note to the Seller evidencing the payment obligation of the Parent for the remaining two (2) installments of the Call Price.

                  (f) In the event a Founder is terminated by the Company for Cause or a Founder terminates his or her employment with the Company without Good Reason, or because of Disability or in the event of death of a Founder, the provisions of this Section 7.2 shall continue with respect to one-third of the Interests owned by the Seller immediately following the Closing to the Interests of the Seller. In the event of an Initial Public Offering in which the Seller is able to participate with respect to at least 25% or more of its Interests held at such time, the provisions of this Section 7.2 shall be null and void and of no further force or effect.

                  (g) The Buyer and/or the Parent may assign all of its rights and obligations under this Section 7.2 to the Company, and the Company hereby agrees to accept such assignment, when and if made. Upon such assignment, the Company shall be subject to the provisions of Section 7.2; provided, however, that, notwithstanding any such assignment, the Buyer and/or the Parent shall remain liable to the Seller with respect to the Buyer's and/or the Parent's obligations under the Call, and the agreements related thereto, including without limitation the obligations to pay the Call Price in the event the Company fails to comply with such obligations after any such assignment by the Buyer and/or the Parent to the Company.

                  (h) In the event of a Change in Control under clauses (i) or
(ii) of the definition thereof, the Person so assuming control shall be required to assume the obligations of the Buyer and/or the Parent set forth in this
Section 7.2, and the Stock of the Parent shall be taken subject to the provisions of this Section 7.2 as if no Change in Control had occurred, whether or not such control Person so agreed with the Parent.

                                  ARTICLE VIII
                                  ------------

                             COVENANTS OF THE SELLER
                             -----------------------

         SECTION 8.1 CONDUCT OF BUSINESS BEFORE THE CLOSING DATE.

                  (a) Without the prior written consent of the Buyer, between the date hereof and the Closing Date, the Seller and the Founders shall not, and shall cause the Company not to, except as required or expressly permitted pursuant to the terms hereof or the Reorganization:

                           (i) make any material change in the conduct of the
business of the Company except as contemplated by the Business Plan or enter into any transaction other than in the ordinary course of business consistent with past practice;

                           (ii) make any sale, transfer, or other conveyance of
the assets of the Company or any part thereof, except transactions pursuant to the Scheduled Contracts and dispositions of worn-out or obsolete equipment and machinery for fair or reasonable value in the ordinary course of business consistent with past practice;

                           (iii) subject any of the Purchased Interest to any
Lien;

                           (iv) pay, lend or advance any amount to, or sell,
transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates with respect to the Company;

                           (v) take any action that would cause any of the
representations and warranties made by it in this Agreement not to remain true and correct;

                           (vi) write down or write off as uncollectable any of
the Accounts Receivable except in the ordinary course of business consistent with past practice;

                           (vii) settle, release or forgive any Claim or
litigation or waive any right thereto with respect to the Company except in the ordinary course of business;

                           (viii) make, enter into, modify, amend in any
material respect or terminate any of the Scheduled Contracts, bids or expenditures with respect to the Company involving an expenditure of more than $10,000 except in the ordinary course of business;

                           (ix) make, change or revoke any election or method of
accounting with respect to the Taxes affecting or relating to the Company;

                           (x) enter into, or permit to be entered into, any
closing or other agreement or settlement with respect to the Taxes affecting or relating to the Company;

                           (xi) make any change to or amend in any way the
Benefit Plans, the Employment and Labor Agreements or the salaries, wages or other compensation of any employee or other agent of the Company other than the establishment of a bonus plan for employees at or above the director level as previously disclosed to the Buyer;

                           (xii) take any, or omit to take any, action that
would cause the representations set forth in Section 5.7 to be untrue; or

                           (xiii) commit to do any of the foregoing.

                  (b) From and after the date hereof through the Closing Date, the Seller shall, and shall cause the Company, to:

                           (i) use good faith efforts to maintain, in all
material respects, the assets of the Company in accordance with present practice in a condition suitable for their current use,

                           (ii) file, when due or required, its federal, state,
foreign and other Tax Returns required to be filed and pay when due all the Taxes, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                           (iii) keep the Files and Records in the ordinary
course consistent with past practice;

                           (iv) use reasonable efforts to continue to maintain
existing business relationships with customers with respect to the Company;

                           (v) provide to the Buyer all regular financial
reports distributed, which shall, at a minimum, include monthly (A) balance sheets and (B) monthly gross revenues and expenses (i.e., a profit and loss statement); and

                           (vi) notify the Buyer no later than three (3)
Business Days following the date of any notice or other communication from any Governmental Authority, in connection with the transactions contemplated by this Agreement.

         SECTION 8.2 CONSENTS AND APPROVALS. Each of the Seller, PVM and the Founders (a) shall, at the Company's cost and expense, use its reasonable best efforts to obtain all necessary consents, waivers, and approvals of all Governmental Authorities, and of all other Persons required in connection with the execution, delivery and performance by them of this Agreement, and (b) shall diligently assist and cooperate with the Buyer in preparing and filing all documents, including permit, transfers, modifications and applications required to be submitted by the Buyer to any Governmental Authority, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer in connection with such transactions (which assistance and cooperation shall include without limitation timely furnishing to the Buyer all information concerning the Seller, PVM and/or the Founders that is reasonably required to be included in such documents or that is reasonably helpful in obtaining any such consent, waiver, notation, authorization or approval).

         SECTION 8.3 ACCESS TO PROPERTIES AND RECORDS. Each of the Seller, PVM, the Founders and the Company shall afford to the Buyer, and to its accountants, counsel, agents and representatives of the Buyer, upon reasonable notice, full access during normal business hours throughout the period from the date hereof through the Closing Date (or the earlier termination of this Agreement pursuant to Article XV) to all properties, books, Scheduled Contracts and Files and Records (including but not limited to Tax Returns and correspondence with accountants) of the Company and, during such period, shall furnish promptly to the Buyer all other information concerning the Company and its properties and personnel as the Buyer may reasonably request; provided, that no investigation or receipt of information pursuant to this Section 8.3 shall qualify any representation or warranty of the Seller or the conditions to the obligations of the Buyer. The Seller shall afford to the Buyer, upon reasonable notice, full access, during normal business hours, to the Company, all operations of the Company and to all the assets of the Company throughout the period from the date hereof through the Closing Date. The Buyer and its representatives will use best efforts not to materially and adversely disrupt the business operations of the Company in the ordinary course when so accessing the Company's operations and assets, and will not contact the customers, vendors or employees of the Company without the prior permission of the Company, which permission shall not be unreasonably withheld.

         SECTION 8.4 GOVERNMENTAL FILINGS. As soon as practicable, the Seller and the Founders will make any and all filings and submissions to any Governmental Authority which are required to be made by them or the Company in connection with the transactions contemplated hereby, including, without limitation, any filings necessary under all federal and foreign trademark and copyright laws. The Seller, the Company, PVM and the Founders will furnish to the Buyer such information and assistance as the Buyer may reasonably request in connection with the preparation by it of any such filings or submissions. The Seller, the Company, PVM and the Founders will supply the Buyer with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.

         SECTION 8.5 ACQUISITION PROPOSALS. During the period prior to the Closing Date, the Seller, PVM and the Founders shall not (and shall cause the Company not to), directly or indirectly, through any officer, director, member, manager, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (a) solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than the Buyer (a "Third Party"), relating to any acquisition or purchase of all or a portion of the Interests or the assets of the Company; or (b) participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. The Seller shall (and shall cause the Company) promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer.

         SECTION 8.6 FURTHER ASSURANCES. Upon the request of the Buyer at any time after the Closing Date, the Seller shall forthwith execute and deliver, without payment of further consideration by the Buyer, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its counsel may reasonably request to perfect title of the Buyer and its successors and assigns to the Purchased Interest or otherwise to effectuate the purposes of this Agreement. The Buyer will pay the legal expenses of the preparation of any such instruments.

         SECTION 8.7 BEST EFFORTS. Subject to the terms and conditions set forth in this Agreement, the Seller and the Founders shall use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 8.8 NON-COMPETE AND NON-SOLICITATION PROVISIONS.

                  (a) For so long as the Seller continues to hold any Interests of the Company and for a period of eight (8) years following the date such Seller and its Affiliates cease to hold Interests in the Company (a "Departing Interestholder"), none of the Seller, PVM or the Founders or any Departing Interestholder, or any of their respective Affiliates, without the prior written consent of Buyer, may, directly or indirectly, alone or in association with any other Person, engage in a business competitive with the business of the Company as constituted through the Closing Date (a "Competitive Business"), or carry on, or be engaged or concerned in, take part in or render consulting services to (in each case for remuneration), or own, share in the earnings of, or invest in the stock, bonds or other securities of, any Person engaged in a Competitive Business; provided, however, that ownership of 5% or less of any class of debt or equity securities which are publicly traded shall not be a violation of the provisions of this Section 8.8(a); and provided, further, that after the termination of a Founder's employment with the Company for any reason, such Founder may become employed by a customer of the Company which is not engaged in a Competitive Business so long as such employment does not result in the reduction of business which such customer conducted with the Company as determined by reference to the sales revenues from such customer to the Company in the Fiscal Year immediately preceding the Fiscal Year in which such Founder became employed by such customer, or in any succeeding Fiscal Year of the Company.

                  (b) As a separate and independent covenant, a Departing Interestholder agrees that, for a period of eight (8) years following the date such Departing Interestholder and its Affiliates cease to hold any Interests of the Company, neither it nor its Affiliates shall in any way, directly or indirectly, interfere with or attempt to interfere with any officers, employees, representatives or agents of the Company (or the Buyer), or induce or attempt to induce any of them to leave the employ or engagement of the Company (or the Buyer) or violate the terms of their contracts (whether written or oral) with the Company (or the Buyer).

                  (c) The Seller, PVM and the Founders agree that the restrictions set forth in this Section 8.8 are fair and reasonable and are reasonably required for the protection of the interests of the Company, the Buyer and the Parent, and their respective stockholders, officers and employees.

                  (d) In the event that any provision of this Section 8.8 shall be declared by court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the restrictions deemed reasonable and enforceable by the court shall become and thereafter be the restrictions.

                  (e) The obligations under this Section 8.8 are several as to each Founder and not joint and several as to the Founders.

         SECTION 8.9 CONFIDENTIALITY. Each of the Seller, PVM and the Founders, severally as to themselves, agrees that it will not (without limitation as to time) divulge, use for himself, herself or others, publish or in any other manner use or reveal, directly or indirectly, to any Person any confidential or proprietary information with regard to the operational, financial, business or other affairs and activities of the Company or the Buyer or its Affiliates, or their respective officers, directors or employees, including, without limitation, "know how," trade secrets, customer lists, sources of supply, pricing policies, operational methods, technical processes, proprietary business and analytic approaches, marketing plans, development plans or design services ("Confidential Information"), except: (a) as may be necessary to the performance of the duties of the Board of Managers of the Company; (b) with respect to the Confidential Information of the Company only, with the express written consent of the Board of Managers of the Company; (c) to the extent that any such information is in the public domain other than as a result of such Seller's or the PVM Manager Nominee's (as defined in the Operating Agreement) breach of any obligations hereunder or to the extent available from others without restriction; (d) to Affiliates of such Seller who are in compliance with the provisions of Section 8.8 above, or (e) to their tax, financial and legal advisors in connection with any potential disposition by, or of Interest or assets of, the Company, so long as the recipient of any Confidential Information agrees in writing to be bound, and to cause its officers, directors, employees and agents to be bound, by the provisions of this Section 8.9, or if such an agreement in writing is not made, such of the Seller, PVM and the Founders so revealing Confidential Information to such advisors shall hold the Company and the Buyer harmless for any disclosures or uses by such advisors of such Confidential Information which are not in accordance with this Section 8.9. The Seller shall promptly notify the Company of any court order, subpoena or other government process that requires such Seller to disclose any Confidential Information. In such event, at the Company's expense, the Seller, PVM and the Founders shall (i) provide reasonable assistance as requested by the Company to defend against the enforcement of such court order, subpoena or other governmental process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The Company shall reimburse the Seller, PVM and the Founders for costs reasonably incurred in connection with any steps requested by the Company pursuant to the immediately preceding sentence. Notwithstanding the foregoing, Confidential Information shall not be deemed to include each Founder's expertise and experience in the industry nor general knowledge of such Founder learned over time nor industry information known generally by him or her, to the extent such expertise, experience, knowledge or information would not be deemed "confidential" under applicable law in the context of the provisions set forth in this Section 8.8.

         SECTION 8.10 NOTICE OF BREACH. Through the Closing Date, the Seller shall promptly give the Buyer written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

         SECTION 8.11 DISCLOSURE. The Seller, PVM, the Company and the Founders shall have the continuing obligation until the consummation of the Closing to promptly supplement or amend the written disclosures being made by any of them pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such written disclosures; provided, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by the Buyer.

         SECTION 8.12 RIGHT TO CORPORATE NAME.

                  (a) The Seller hereby acknowledges and agrees, pursuant to the Contribution Agreement, that the Assets include all of the Seller's right to use the tradename "PreVision Marketing" or any variation or derivation thereof containing the name "PreVision" that are owned or licensed by the Seller. The Seller shall not at any time after the Closing claim any right, title or interest to such name; provided, however, that the Company hereby grants the Seller a nonexclusive license to use the name "PreVision Marketing" in connection with the defense or prosecution of any suits, actions or other legal proceedings in which the Seller is a party or with winding up the affairs of the Seller. Such license shall survive in the event and to the extent any suits, actions or proceedings are pending.

                  (b) The Seller has taken all necessary action to change its corporate name as of the Closing to a name that does not contain any words similar or reasonably likely to be confused with any words in the PreVision Marketing name or any use thereof by the Company.

                                   ARTICLE IX
                                   ----------

                             COVENANTS OF THE BUYER
                             ----------------------

         SECTION 9.1 ACTIONS BEFORE THE CLOSING DATE. Between the date hereof and the Closing Date, the Buyer shall not take any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement. The Buyer shall use reasonable best efforts to perform all its obligations and satisfy all conditions to Closing to be performed or satisfied by it under this Agreement as soon as practicable, but in no event later than the Closing Date.

         SECTION 9.2 CONSENTS AND APPROVALS. The Buyer (a) shall, at its own cost and expense, use reasonable efforts to obtain all necessary consents and approvals of all Governmental Authorities, and of all other Persons required in connection with the execution, delivery and performance by it of this Agreement, and (b) shall diligently assist and cooperate with the Seller in preparing and filing all documents, including permit, transfers, modifications and applications required to be submitted by the Seller to any Governmental Authority, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Seller in connection with such transactions (which assistance and cooperation shall include without limitation timely furnishing to the Seller all information concerning the Sellers that is reasonably required to be included in such documents or that is reasonably helpful in obtaining any such consent, waiver, notation, authorization or approval).

         SECTION 9.3 GOVERNMENTAL FILINGS. As soon as practicable, the Buyer will make any and all filings and submissions to any Governmental Authority which are required to be made by it in Company in connection with the transactions contemplated hereby, including, without limitation, any filings necessary under all federal and foreign trademark and copyright laws. The Buyer will furnish to the Seller such information and assistance as the Seller may reasonably request in connection with the preparation by it of any such filings or submissions. The Buyer will supply the Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.

         SECTION 9.4 FURTHER ASSURANCES. Upon the request of the Seller at any time after the Closing Date, the Parent shall forthwith execute and deliver, without any payment by the Seller, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Seller or their counsel may reasonably request to perfect title of the Seller and its successors and assigns to the Restricted Parent Stock or otherwise to effectuate the purposes of this Agreement. The Seller will pay the legal expenses of the preparation of any such instruments.

         SECTION 9.5 BEST EFFORTS. Subject to the terms and conditions set forth in this Agreement, the Buyer shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 9.6 NON-SOLICITATION PROVISIONS.

                  (a) The Buyer and the Parent agree that until Fiscal Year 2006, neither it nor its Affiliates shall in any way, directly or indirectly, interfere with or attempt to interfere with any officers, employees, representatives or agents of the Company, or induce or attempt to induce any of them to leave the employ or engagement of the Company or violate the terms of their contracts (whether written or oral) with the Company.

                  (b) The Buyer and the Parent agree that the restrictions set forth in this Section 9.6 are fair and reasonable and are reasonably required for the protection of the interests of the Seller and its stockholders, officers and employees and the Founders.

         SECTION 9.7 CONFIDENTIALITY. Each of the Buyer and the Parent agrees that it will not (without limitation as to time) divulge, use for itself or others, publish or in any other manner use or reveal, directly or indirectly, to any Person any "know how," trade secrets, customer lists, sources of supply, pricing policies, operational methods, technical processes, proprietary business and analytic approaches, marketing plans, development plans or design services of the Company ("Certain Confidential Information"), except: (a) as may be necessary to the performance of the duties of the Board of Managers; (b) with the express unanimous written consent of the Board of Managers; (c) to the extent that any such information is in the public domain other than as a result of the Buyer's or either of the Valassis Manager Nominee's (as defined in the Operating Agreement) breach of any obligations hereunder; (d) to Affiliates of the Buyer to the extent, in the Buyer's or Parent's, as the case may be, good faith judgment, it believes such disclosure will not be materially adverse to the best interests of the Company, and not in violation of a client contract of the Company, and shall only be provided on a need-to-know basis; or (e) to its tax, financial and legal advisors in connection with any potential disposition by, or of Interest or assets of, the Company, so long as the recipient of any Certain Confidential Information agrees in writing to be bound, and to cause its officers, directors, employees and agents to be bound, by the provisions of this
Section 9.7, or if such an agreement in writing is not made, the Buyer shall hold the Company harmless for any disclosures or uses by such advisors of such Certain Confidential Information which are not in accordance with this Section
9.7. The Buyer shall promptly notify the Company of any court order, subpoena or other government process that requires the Buyer to disclose any Certain Confidential Information. In such event, at the Company's expense, the Buyer shall (i) take all reasonably necessary steps requested by the Company to defend against the enforcement of such court order, subpoena or other governmental process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The Company shall reimburse the Buyer for costs reasonably incurred in connection with any steps requested by the Company pursuant to the immediately preceding sentence. Notwithstanding the foregoing, Confidential Information shall not be deemed to include the Buyer's or the Parent's expertise and experience in the industry nor its general knowledge learned over time nor industry information known generally by it, to the extent such expertise, experience, knowledge or information would not be deemed "confidential" under applicable law in the context of the provisions set forth in this Section 9.7.

         SECTION 9.8 NOTICE OF BREACH. Through the Closing Date, the Buyer shall promptly give the Seller written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

         SECTION 9.9 DISCLOSURE. The Buyer shall have the continuing obligation through the consummation of the Closing to promptly supplement or amend the written disclosures being made by it pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such written disclosures; provided, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by the Seller.

         SECTION 9.10 NO MERGER OF THE BUYER. Each of the Buyer and the Parent hereby agrees that, so long as any of the Seller or the Founders beneficially own any Interests in the Company, the Buyer shall not be merged with or into the Company. Subject to the preceding sentence, the Parent shall give the Seller prior written notice of any sale of the Stock of the Buyer by the Parent, or merger of the Buyer with or into any other Person, or other reorganization of the capital structure of the Buyer.

                                   ARTICLE X
                                   ---------

                               FURTHER AGREEMENTS
                               ------------------

         SECTION 10.1 STOCK OPTIONS.

                  (a) Within sixty (60) days following the Closing, the Buyer and the Seller shall establish a program under which the Parent shall grant, subject to the approval of the Board of Directors of the Parent, to certain management employees of the Company designated by the Founders options to purchase up to 30,000 shares of common stock of the Parent, par value $.01 per share, exercisable at a price per share equal to Fair Market Value (as defined in the Parent's Broad-Based Incentive Plan (the "Plan")) on the date of grant, which options shall vest on an annual basis over a five (5) year period at 20% per year from the Effective Date (the "Option Shares") and shall be subject to the terms and conditions of the Plan and their respective option agreements.

                  (b) It is a condition of the grant of the Option Shares that each such employee acknowledges and agrees that the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Act, and will bear the following legend restricting their transferability:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE

                  ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

                  (c) It is a condition of the grant of the Option Shares that each such employee acknowledges that the Option Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Employee is aware of the provisions of Rule 144 promulgated under the Act, which permit the limited resale of shares subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has received the security to be sold and provided the consideration in exchange therefor, the sale being effected through "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

         SECTION 10.2 LEGENDS.

                  (a) The certificates evidencing the Interests in the Company and Restricted Parent Stock shall bear the following legend in addition to any other legends required by applicable state law or by other agreements executed contemporaneously herewith:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                  (b) In addition, the certificates evidencing the Interests in the Company shall bear the following legend in addition to any other legends required by applicable state law or by other agreements executed contemporaneously herewith:

                  THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT BY AND AMONG THE COMPANY AND THE MEMBERS THEREOF (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID OPERATING AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY RESTRICTIONS OR TRANSFER CONTAINED THEREIN.

                  (c) In addition, the certificates evidencing the Interest of the Company and the Parent Restricted Stock shall bear the following legend in addition to any other legends required by applicable state law or by other agreement executed contemporaneously herewith:

                  THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A UNIT PURCHASE AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID UNIT PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PUT OR CALL RIGHTS AND OBLIGATIONS AND RESTRICTIONS ON TRANSFER CONTAINED THEREIN.

         SECTION 10.3 RESTRICTIONS ON TRANSFER. Without the prior written consent of the Parent, the Founders shall not transfer any shares of Restricted Parent Stock prior to the first anniversary of the Closing Date except in a Permitted Transfer. A "Permitted Transfer" is a (a) transfer by a Founder to his or her siblings, nieces, nephews, spouse, children or grandchildren or to a trust of which he or she is the settlor and a trustee for the benefit of his or her siblings, nieces, nephews, spouse, children or grandchildren, or (b) transfer upon the death of a Founder to his or her heirs, legatees, executors or administrators or to a trust under his or her Will or applicable law or transfers between such Founder and his or her guardian or conservator, and in each case, which transferee is not engaged in a Competitive Business and; provided that in each case of a transfer under Section 10.3(a), the transferring Founder retains voting control over shares of such Restricted Parent Stock so transferred and shall unconditionally guarantee the due and punctual performance of all covenants, agreements, liabilities and obligations of such transferee arising out of this Agreement and the transactions contemplated hereby; and provided, further, that in each case of a transfer under Section 10.3 (a) or
(b), each transferor shall have consented in writing to be bound by the provisions of this Section 10.3. During the first anniversary following the Closing Date, the Parent shall notify the Representative of any registrations on Form S-3, or any comparable or successor forms, that it intends to file and effect within such year. Each Founder shall have the right to request registration of his or her Parent Restricted Stock on any such Form S-3, such request to be in writing and shall state the number of shares of Parent Restricted Stock desired to be registered; provided, however, that while the Parent agrees to in good faith consider any such requests, it shall not be obligated to effect any such registration on behalf of any of such Founders in its sole discretion. The Parent shall use its best efforts to timely file with the Securities Exchange Commission all filings under the Securities Exchange Act of 1934, as amended, applicable to the Parent, including those that will permit sales under Rule 144.

         SECTION 10.4 AGENCY BUSINESS; PRE-TAX EARNINGS.

                  (a) System of Accounts.

         Until January 1, 2006, the Company shall maintain at the Company's principal offices a system of accounting for each of the Agency Business and the Technology Business conducted by Company established and administered in accordance with GAAP which shall contain such information as is reasonably necessary or appropriate to permit an accurate determination of the Pre-Tax Earnings of the Agency Business for purposes of Section 3.1(c) and also to track and calculate Technology Business Net Income or Net Losses, as applicable. Notwithstanding the foregoing, the expenses and the borrowings of the Company, and the interest expenses allocated between the Agency Business and Technology Business, shall be allocated as set forth on Schedule 10.4(a), and such allocation shall not be modified except in accordance with the provisions of the Operating Agreement. In addition, the Company shall depreciate its assets over their lives as set forth on Schedule 10.4(a), and such depreciation schedule shall not be modified except in accordance with the provisions of the Operating Agreement. The parties hereto agree that the intent of this Section 10.4(a) is to provide a system of accounting that will permit an accurate calculation of Pre-Tax Earnings of the Agency Business and the Net Income or Net Losses, as applicable, of the Technology Business separate and distinct from the other and any other business or operations in which the Company may hereafter engage as if each of the Agency Business, on the one hand, and the Technology Business on the other hand, constituted the sole business and all the operations of a separate company. In particular, in the event that Company is merged, or the Company shall acquire the stock or assets of another business or enter into any material transaction, or shall otherwise enter into a new business unrelated to the Agency Business or the Technology Business or the operations of Company are consolidated with those of its parent or other Subsidiaries of its parent, all expenses which can be directly attributable to the Agency Business or the Technology Business or such other business or operations will be charged directly to the applicable business, and common or shared expenses shall be allocated by the Board of Managers of Company (or its successor) reasonably and in good faith in a manner so as not to unnecessarily burden the Agency Business or the Technology Business or reduce Pre-Tax Earnings, or reduce Net Income or increase Net Losses of the Technology Business, subject to Schedule 10.4(a).

         Notwithstanding the foregoing, a separate set of accounting books and records shall be maintained by the Company for each of (a) the purposes of calculating the Net Income or Net Loss of the Technology Business of the Company, which shall be kept in accordance with the provisions of this Section
10.4 and with GAAP, provided, however, that if an item is capitalized on such books and records which has historically been expensed by the Company in past practice, the shortest amortizable period allowed under GAAP shall be used, and
(b) book purposes, which shall be kept in accordance with GAAP, provided, however, that if an item is capitalized on such books and records which has historically been expensed by the Company in past practice, the longest amortizable period allowed under GAAP shall be used.

                  (b) Calculation of Pre-Tax Earnings.

                           (i) Monthly and Annual Reporting/Inspection.

         Within twenty (20) days after the end of each calendar month through the later of (A) December 31, 2005 and (B) the date on which the Buyer and/or its Affiliates own all of the outstanding Interests in the Company, the Company shall deliver, or cause to be delivered, to the Buyer and the Seller, a balance sheet of the Company as at the end of such month and statements of income and changes in financial position of the Company for such month in sufficient detail to permit the Parent to prepare its publicly released consolidated financial statements. In addition, within [THIRTY (30)] days after the end of Fiscal Years

2001, 2002, 2003, 2004 and 2005 and thereafter until the Put or Call shall have occurred in full for each of the Agency Business and the Technology Business, the Company shall deliver, or cause to be delivered, to the Buyer and the Seller, a balance sheet of the Company as at the end of such year and statements of income and retained earnings and changes in financial position of the Company for such year as audited and reported upon by Deloitte & Touche LLP, or any other firm of independent accountants then serving as the principal auditors for Parent, together with a statement by such accountants, and such calculations and computations as are necessary and appropriate for a determination of Pre-Tax Earnings of the Agency Business and the Net Income or Net Losses, as applicable, of the Technology Business for the preceding Fiscal Year and in sufficient detail to permit the Parent to prepare its publicly released consolidated financial statements. Such accountants shall have made good faith efforts to meet with and discuss with each of the Buyer and the Seller its financial reports on the Company prior to releasing its final audited report. The Company shall permit any authorized representative designated in writing by the Buyer or the Seller, at the Company's or the Seller's expense, to visit and inspect any of the properties of the Company or its successor, including relevant portions of its books of account (and to make copies thereof and to take extracts therefrom) and to have access to the working papers of Deloitte & Touche LLP (or their successors as contemplated above) for purposes of determining or verifying Pre-Tax Earnings of the Agency Business and the Net Income or Net Losses of the Technology Business, as applicable, and/or preparing the Parent's publicly released consolidated financial statements, upon one (1) business day's prior written notice and during normal business hours and as often as may be reasonably requested; provided that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the Company and provided further that the Buyer, the Seller and such representatives agree not to disclose to any Person or use except for purposes of verifying, determining or contesting Pre-Tax Earnings of the Agency Business and the Net Income or Net Losses of the Technology Business, as applicable, any information obtained through such visits and inspection. The costs of Deloitte and Touche and any successor for the purpose of this Section 10.4(b) shall not be included in the calculation of Pre-Tax Earnings.

                           (ii) Resolution of Disputes. If the Buyer or the
Seller, by written notice given to the Company not later than thirty (30) days after receipt of the calculations and computations of Pre-Tax Earnings referred to above, disagree with, or otherwise dispute the correctness, accuracy, propriety, or validity of, all or any part of said calculations or computations or any of the data, information or other material upon which such calculations and computations were based and such dispute or disagreement remains unresolved after good faith negotiations among the Company, the Buyer and the Seller over the fifteen (15) day period following receipt of such notice by Company, the Buyer and/or the Seller may, at their expense, engage an accounting firm of national reputation to audit the books and records of the Company and calculate and compute the Pre-Tax Earnings of the Agency Business and the Net Losses of the Technology Business during such period, which audit shall be completed within thirty (30) days. In connection with such audit, the Company shall permit such accounting firm to visit and inspect any properties of the Company, including its books of account (and to make copies thereof and to take extracts therefrom), and to have access to the working papers of Deloitte & Touche LLP (or their successors as contemplated in subsection (i) above) and to discuss its affairs, finances and accounts, upon the same notice and subject to the same obligations of confidentiality as are set forth in the last sentence of subsection (i) above. If such accounting firm's calculations and computations of

Company's Pre-Tax Earnings of the Agency Business and Net Losses of the Technology Business for such Fiscal Year disagree by an amount of more than 5% of Pre-Tax Earnings of the Agency Business and Net Losses of the Technology Business with the computations and calculations delivered to the Buyer and the Seller, the Company and the Buyer and/or the Seller shall refer the dispute to any "Big Five" accounting firm (the "Independent Accountants") for resolution within thirty (30) days as reflected in a written report, which report shall be conclusive and binding upon the parties hereto. If such accounting firm's calculations and computations of Company's Pre-Tax Earnings of the Agency Business and Net Losses of the Technology Business for such Fiscal Year disagree by an amount of 5% or less of Pre-Tax Earnings or Net Losses with the computations and calculations delivered to the Buyer and the Seller, then the calculation of Pre-Tax Earnings of the Agency Business and Net Losses of the Technology Business of the two accounting firms shall be averaged and such averaged amount shall be deemed the conclusive Pre-Tax Earnings of the Agency Business and Net Losses of the Technology Business. The Independent Accountants shall have access to all of the information and records as provided herein, as well as access to the working papers of Deloitte & Touche LLP or their successors as contemplated in subsection (i) above) and those other accountants who have determined Pre-Tax Earnings and Net Losses subject to the same obligations of confidentiality as are set forth in the last sentence of subsection (i) above. The fees and expenses of the Independent Accountants, should such firm be used, shall be borne by Company, but shall not be included in the calculation of Pre-Tax Earnings.

                           (iii) Sale of Business. Subject to the restrictions
in the Operating Agreement, the Company and/or the Buyer shall have the right to dispose of all or substantially all of the Interests of the Company (or its successor) or the assets of the Agency Business and/or Technology Business, provided that:

                           (A) In the event of (1) the sale by the Company
and/or the Buyer, in one or a series of transactions, of 50% or less of the outstanding Interests in the Company or assets valued at 50% or less of the valuation of the Company as a whole or (2) Poor Performance by the Company and the sale by the Company and/or the Buyer, in one or a series of transactions, of greater than 50% of the outstanding Interests in the Company or assets valued at greater than 50% of the valuation of the Company as a whole, then any portion of the Contingent Payments payable to the Seller which has not been paid by the Buyer prior to such Termination Date shall be paid on the applicable Payment Date(s) based upon actual Pre-Tax Earnings for the applicable Fiscal Year(s), and, further, the rights and obligations under Sections 7.1 and 7.2 shall continue and the acquirer of any such Interests shall assume such rights obligations as set forth thereunder.

                           (B) Subject to the provisions of Section
10.4(b)(iii)(A)(2) above, in the event of the sale by the Company and/or the Buyer, in one or a series of transactions, of greater than 50% of the outstanding Interests in the Company or assets valued at greater than 50% of the valuation of the Company as a whole, then any portion of the Contingent Payments payable to the Seller which has not been paid by the Buyer prior to such Termination Date shall become immediately due and payable to the Seller upon such Termination Date, discounted to a present value from each remaining Payment Date at a discount rate of the prime rate then announced by Comerica Bank without regard to whether the Company achieved the applicable Targets and shall be paid within thirty (30) days following the Termination Date.

         SECTION 10.5 BUSINESS OPERATIONS.

                  (a) New Initiatives. The Company agrees to provide its services to the Buyer and/or its Affiliates and/or Persons in which the Buyer and/or its Affiliates have an economic interest (the "Recipient"), and the Recipient agrees to pay the amounts therefor, as more specifically outlined below:

                           (i) All costs on a particular job, including without
limitation, creative execution, research, interactive or special project fees, photo shoots and out-of-pocket pre-approved miscellaneous charges, will be billed monthly in arrears. Any outstanding amounts not paid within thirty (30) days of the date of invoice shall accrue interest at a rate of one and one-half percent (1-1/2%) per month. Unless otherwise specified, all charges are exclusive of taxes.

                           (ii) The rate charged by the Company to Recipient
shall be equal to 2.0 (the "Rate") multiplied by the benchmark salary for the typical individual within the grade required for the applicable job; provided that Recipient may, from time to time at any time, attempt to renegotiate the Rate with the Company, including without limitation to address changes in direct variable costs, including without limitation changes in benefits and the recuperation of recruiting costs. Notwithstanding the foregoing, the Company shall not be obligated to renegotiate the Rate.

                           (iii) The Company will obtain Recipient's
authorization before making any expenditures in excess of $5,000 on its behalf, provided that with respect to services for Relationship Marketing Group, LLC, the Company will obtain Recipient's authorization before making any expenditures in excess of $2,000 on its behalf, and the Company is authorized to act on Recipient's behalf as an agent for a disclosed principal.

         As between Recipient and the Company, any plan or advertising material (the "Materials") which the Company produces on behalf of Recipient will become property of Recipient when Recipient has paid the invoices for said work. Any materials or ideas prepared or submitted to Recipient, which Recipient has chosen not to produce or for which Recipient has not paid the Company's corresponding production invoices for such materials within ninety (90) days of receipt of invoice, will remain the Company property (regardless of whether the physical embodiment of creative work is in Recipient's possession in the form of copy, artwork, plates, recordings, films, etc.) and may be submitted to other clients for their use, provided that such submission or use does not involve the release of any confidential information regarding Recipient's business or methods of operation.

                           (iv) Recipient acknowledges that the Company may
contract with, or arrange for Recipient to contract with, certain third-party suppliers to provide materials and/or services (the "Supplier Services") in connection with the Company's delivery of services hereunder. Recipient agrees to pay all charges for such Supplier Services reasonably incurred by the Company in the performance of services hereunder within thirty (30) days of receiving evidence of such charges from the Company.

                           (v) Recipient has the right at any time to direct the
Company to cancel any special projects, but agrees to reimburse the Company for its fees, actual out-of-pocket expenses (including third party cancellation charges) incurred prior to the date of cancellation and for advertising and materials placed or delivered thereafter if the Company is unable to halt such placement or delivery. Under no circumstances will the Company be obliged to breach any lawful contractual commitment to others with respect to the provision of its services hereunder.

                           (vi) The Company makes no express warranties and
specifically disclaims any implied warranty, including any implied warranty of merchantability or fitness for a particular purpose, with respect to its performance of services under this Section 10.5(a). The Company shall not be liable to Recipient for any errors, misstatements, omissions or mistakes contained in the Materials after the mailing or general distribution (the "Mailing") of such Materials, provided the Company had granted final approval of the contents in such materials prior to the Mailing or distribution and Recipient had not altered or amended the Materials after receipt of final approval. In no event shall either party be liable for any special, indirect, incidental or consequential damages including, but not limited to lost income or lost revenue whether based in contract, tort or any other theory with respect to the agreement set forth in this Section 10.5(a).

                           (vii) From time to time, the Company may make
projections of levels of response to its promotional efforts and will exercise reasonable efforts to help Recipient achieve projected goals. It is expressly understood, however, that any such projections by the Company are merely estimates and not guarantees that any program will achieve any projected minimal goals.

Notwithstanding the foregoing, the Buyer and/or its Affiliates shall not be obligated to purchase such services, and may obtain services similar to such services or any other services in its discretion from any Person, regardless of the terms for obtaining any such services. At the request of either of the Company or the Buyer and/or its Affiliates, such parties from time to time shall enter into a services agreement concerning the provision of such services.

                  (b) Account Team. The parties agree that, after the Closing, the Company will use its best efforts to promptly establish an account team, and dedicate reasonably sufficient resources thereto, to service the needs of the Buyer and/or its Affiliates in accordance with the service agreement(s) between the Buyer and/or its Affiliates and the Company, based on Recipient's Commitment of revenues to cover such services at the agreed upon Rate.

                  (c) Business Plan. Attached hereto as Exhibit A is the forecast for Fiscal Year 2000. It is the general intent of the Company, the Seller, the Founders and the Buyer that the Company shall operate in accordance with such forecast.

                  (d) Printing Services. The Buyer and/or its Affiliates shall offer to sell to the Company its printing services for direct mail delivery (the "Valassis Services"). The Buyer and/or its Affiliates agree not to provide the Valassis Services to any Person at a lower cost, unless Valassis provides such Valassis Services to the Company at such lower cost. Notwithstanding the foregoing, the Company shall not be obligated to purchase the Valassis Services, and may obtain services similar to the Valassis Services or any other services in its discretion from any Person, regardless of the terms for obtaining any such service. At the request of either of the Company or the Buyer and/or its

Affiliates, such parties from time to time shall enter into a services agreement concerning the provision of such Valassis Services.

         SECTION 10.6 TECHNOLOGY BUSINESS LOSSES.

                  (a) Each of the parties agree that in no event shall the Net Losses on the Technology Business exceed the amounts set forth in Column I below (the "Allowable Amounts") for the Fiscal Years set forth in Column II below.

           Column I                   Column II
           --------                   ---------
          $1,500,000            Fiscal Year 2001
          $2,400,000            Fiscal Year 2002
          $1,500,000            Fiscal Year 2003
              $0                For each Fiscal Year after
                                2003

                  (b) To the extent the Net Losses of the Technology Business for any Fiscal Year exceed the Allowable Amounts for such Fiscal Year, the amount of such excess Net Losses may, at the Seller's election, be carried over to the Net Losses of the Technology Business of the next following Fiscal Year to determine whether the Allowable Amount has been met in such Fiscal Year; provided, however, that any Net Loss of the Technology Business in any Fiscal Year in excess of 25% of the Allowable Amount for such Fiscal Year shall not be carried over, and shall instead reduce the Contingent Payment, or portion thereof, due under Section 3.1(c), if any, payable in such Fiscal Year by the amount which is equal to 75% of (i) the amount of the Net Loss of the Technology Business less (ii) the Allowable Amount plus the amount equal to 25% of the Allowable Amount (the "Mandatory Net Loss Deduction"). In addition, in the event the Seller elects not to carry over to the next Fiscal Year any Net Losses of the Technology Business in excess of the Allowable Amount for such Fiscal Year, then the Contingent Payment, or portion thereof, payable under Section 3.1(c), if any, for such Fiscal Year shall be reduced by the amount which is 75% of (i) the amount of the Net Losses of the Technology Business less (ii) the Allowable Amount (the "Net Loss Deduction"). In the event that the Contingent Payment payable in such Fiscal Year is not in excess of the amount of the Net Loss Deduction or Mandatory Net Loss Deduction, as applicable, the Net Loss Deduction or Mandatory Net Loss Deduction, as applicable, shall be made to the extent possible, and any Net Loss Deduction or Mandatory Net Loss Deduction, as applicable, in excess of such amount of the Contingent Payment shall be carried over to the next Fiscal Year in which such Net Loss Deduction or Mandatory Net Loss Deduction, as applicable, can be made against the Contingent Payments for such Fiscal Year (taking into account the provisions of Section 3.1(c) for adjustments to Contingent Payment amounts in succeeding Fiscal Years). Notwithstanding the foregoing, Pre-Tax Earnings in excess of Targets for prior or succeeding Fiscal Years shall not be applied to offset any Net Loss Deductions or Mandatory Net Loss Deductions. If at the end of Fiscal Year 2003, no further Contingent Payments are payable to the Seller (i.e. no excess Pre-Tax Earnings in Fiscal Years 2004 or 2005 are required to meet the Targets in prior Fiscal Years) or if at the end of Fiscal Years 2004 or 2005, as applicable, no further Contingent Payments are payable to the Seller (i.e. excess Pre-Tax Earnings in 2004 or 2005, as applicable, suffice to meet the Target(s) for prior Fiscal Year(s)) (such Fiscal Year, the "Pay Off Year"), any Net Losses of the Technology Business in excess of the Allowable Amount in the Pay Off Year (as adjusted for carryovers from prior Fiscal Years, if any) may not be carried over to the next Fiscal Year and must instead result in a Net Loss Deduction against any amounts payable as Contingent Payments (or adjustments thereto) in the Pay Off Year. For example, for Fiscal Year 2001, if the Net Losses of the Technology Business are $2,000,000, $2,000,000 - $1,500,000, or $500,000, is in excess of the Allowable Amount. $1,500,000 x .25, or $375,000, may be carried over to the Net Losses of the Technology Business for Fiscal Year 2002 and the Contingent Payment for Fiscal Year 2001 would be reduced to $10,000,000 - (($500,000 - $375,000) x .75), or $9,831,250. If for Fiscal Year 2002, the Net Losses of the Technology Business are $2,000,000, and $375,000 is carried over from Fiscal Year 2001, then the Net Losses of the Technology Business are within $2,400,000, which is the Allowable Amount. However, if the Net Losses of the Technology Business for Fiscal Year 2002 are $2,050,000, then ($2,050,000 + $375,000) -
$2,400,000, or $25,000, would be in excess of the Allowable Amount and may be carried over to the Net Losses of the Technology Business for Fiscal Year 2003, and no Mandatory Net Loss Deductions would have to be made in Fiscal Year 2002.

                  (c) To the extent the Net Losses of the Technology Business for any Fiscal Year are less than the Allowable Amount for such Fiscal Year, the amount by which such Net Losses are less than the Allowable Amount may, at the Seller's election, be applied toward and added to the actual Pre-Tax Earnings of such Fiscal Year by the amount which is equal to 75% of the amount by which such Net Losses are less than the Allowable Amount (the "Net Loss Credit"). In the event that the actual Pre-Tax Earnings in such Fiscal Year are in excess of the Target for such Fiscal Year, whether before or after the addition of the Net Loss Credit, the Seller must treat such excess to the extent that the Net Loss Credit is in excess of the Target as set forth in Section 3.1(c)(iii)(C). The Net Loss Credit may not be applied toward any other Fiscal Year. For example, if for Fiscal Year 2001, the Net Losses of the Technology Business are $1,000,000, $1,500,000 - $1,000,000, or $500,000, is below the Allowable Amount. $500,000 x
 .75, or $375,000, may be added to the actual Pre-Tax Earnings for Fiscal Year 2001. If for Fiscal Year 2001, the actual Pre-Tax Earnings are $2,725,000, ($2,725,000 + $375,000) - $3,000,000, or $100,000, is in excess of the Target, of which 50% shall be paid to the Seller and the employees of the Company as set forth in Section 3.1(c)(iii)(C).

                  (d) Through the end of Fiscal Year 2003, to the extent of the Net Income of the Technology Business for any Fiscal Year, the amount of such Net Income may, at the Seller's election, be applied toward and added to the actual Pre-Tax Earnings of such Fiscal Year (the "Net Income Credit"). In the event that the actual Pre-Tax Earnings in such Fiscal Year are in excess of the Target for such Fiscal Year, whether before or after the addition of the Net Income Credit, the Seller must treat such excess to the extent that the Net Income Credit is in excess of the Target as set forth in Section 3.1(c)(iii)(C). The Net Income Credit may not be applied toward any other Fiscal Year, and shall only apply with respect to Fiscal Years 2001, 2002 and 2003, if at all.

         SECTION 10.7 EMPLOYEES. (a) Current Employees. The parties acknowledge that it is the current intention of the Company to retain up to and after the Closing all employees of the Company employed by the Company as of the date hereof; provided, however, that nothing herein expressed or implied shall confer upon any such employee or former employee of the Company or legal representatives thereof any rights or remedies, including without limitation any right to employment or continued employment for any specified period, of any nature or kind whatsoever or right to any specific terms of employment (including without limitation any rate of pay or fringe benefits or position) under or by reason of this Agreement.

                  (b) Future Employees. Notwithstanding the provisions of Sections 4.4 and 4.5 of the Operating Agreement, the Buyer (or its transferee(s) of Interests in the Company) may hire employees on behalf of the Company to be employed by the Company and who shall report to the Office of the President of the Company on such terms and conditions as the Board of Managers shall then determine by majority consent, provided that:

                           (i) In the event that (A) the Company fails to meet
50% or more of the amount of the Targets for any Fiscal Year immediately preceding the Fiscal Year in which the hiring of such employee is proposed and
(B) the designee of the Seller on the Board of Managers pursuant to the Operating Agreement has not voted affirmatively for the hiring of such employee, the Buyer may hire such employee on behalf of the Company to be employed by the Company but the costs of compensation (such as salary and benefits) to such employee shall not be included in the calculation of Pre-Tax Earnings.

                           (ii) In the event that (A) the Company meets or
exceeds 50% or more of the amount of the Targets for any Fiscal Year immediately preceding the Fiscal Year in which the hiring of such employee is proposed and
(B) the designee of the Seller on the Board of Managers pursuant to the Operating Agreement has not voted affirmatively for the hiring of such employee, such employee shall not be hired by the Company.

                           (iii) In the event that the designee of the Seller on
the Board of Managers pursuant to the Operating Agreement has voted affirmatively for the hiring of such employee, regardless of the extent to which Targets for any Fiscal Year have or have not been met, the costs of compensation (such as salary and benefits) to such employee shall be included in the calculation of Pre-Tax Earnings.

         SECTION 10.8 EXIT BY THE BUYER. From and after the occurrence of the Poor Performance of the Company, at the request of the Buyer, the Seller and the Buyer agree to negotiate in good faith with respect to the orderly winding down and liquidation of the Company.

         SECTION 10.9 CONSENTS AFTER THE CLOSING. In the event that consent to the assignment to the Company of any of the real property lease with respect to the Concord, Massachusetts space under which the Seller is a tenant (the "Delay Lease"), is not obtained on or prior to the Closing, the parties hereto shall continue to use all reasonable good faith efforts to effect such transfer until such time as transfer shall have been achieved or to re-enter such Delay Lease in the name of the Company, and the parties shall cooperate with the Company in any lawful and economically feasible arrangement to provide that the Company shall receive the interest of the Seller in the benefits under any such Delay Lease, including without limitation performance by the Seller as agent for the Company if economically feasible; provided, however, that the Company shall hold the Seller and PVM harmless from and against any and all Claims arising out of any such failure to transfer any such Delay Lease and any liabilities arising under any such Delay Lease, and its actions, if any, as agent for the Company pursuant hereto. The parent hereby unconditionally guarantees the obligations of the Company arising out of this Section 10.9, subject to the representations contained in Article V.

         SECTION 10.10 ADDITIONAL INDEMNITY.

                  (a) The Founders, the Seller and PVM agree to hold the Buyer, the Parent and the Company harmless from and against any Claims by Broadview with respect to fees, whether contingent, retainer or otherwise, in excess of $35,000, provided, however, in the event any such amounts become due and owing to Broardview pursuant to any such Claim, the Company shall be obligated to pay the initial $35,000 of such amounts. The Company agrees that it will not settle any such Claim without the consent of the parties hereto which consent shall not be unreasonably withheld. The parties acknowledge and agree that nothing contained in this Section 10.10 shall be deemed an admission of liability to Broadview.

                  (b) The Founders, the Seller and PVM agree to hold the Buyer, the Parent and the Company harmless from and against any Claims by the Internal Revenue Service with respect to the failure of the Seller to timely file a Form 5500 for Fiscal Year 1998 for its Premium Only Plan, in excess of $10,000, provided, however, in the event any such amounts become due and owing to the Internal Revenue Service pursuant to any such Claim, the Company shall be obligated to pay the initial $10,000 of such amounts. The parties acknowledge and agree that nothing contained in this Section 10.10 shall be deemed an admission of liability to the Internal Revenue Service.

                  (c) The indemnification provided in this Section 10.10 is distinct and separate from the indemnification provided for in Article XII, and shall not be subject to the limitations set forth in Section 12.3. Nothing contained in this Section 10.10 shall in any way modify or impair the indemnification set forth in Article XII or the rights of the parties to rely thereon, nor shall anything contained in Article XII in anyway modify or impair the indemnification set forth in this Section 10.10 or the rights of the parties to rely thereon.

                                   ARTICLE XI
                                   ----------

                                      TAXES
                                      -----

         SECTION 11.1 COOPERATION. Each of the Seller, the Founders, the Buyer and the Company shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors, and other representatives to reasonably cooperate, in preparing and filing all Tax Returns relating to Taxes of the Company, including maintaining and making available to each other all records necessary in connection with such Taxes and in resolving all disputes and audits with respect to all taxable periods relating to such Taxes. Each of the Buyer and the Seller recognizes that the other party and its Affiliates will need access from time to time after the Closing to certain accounting and Tax records and information held by such party and its Affiliates to the extent such records and information pertain to events occurring on or before the Closing Date. Therefore, each of the Buyer and the Seller shall, and the Seller shall cause the Company to, (i) properly retain and maintain such records and information in accordance with the past custom and practice of such corporation until such time as such retention and maintenance is no longer reasonably necessary, provided that such records and information shall be retained and maintained until the expiration of the applicable statute of limitations, and
(ii) allow the other party, its Affiliates and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records and information as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other party's expense. Notwithstanding anything to the contrary herein, the provisions of this Section 11.1 shall be effective until the expiration of the applicable statute of limitations.

         SECTION 11.2 TAX SHARING AGREEMENTS. All Tax sharing, Tax allocation, Tax indemnity or other similar agreements to which the Company is a party or by which it is bound shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         SECTION 11.3 CERTIFICATE OF NON-FOREIGN STATUS. At the Closing, the Seller shall deliver to the Buyer, pursuant to Section 1445(b)(2) of the Code and Treasury Regulation the Section 1.1445-2(b)(2), a duly executed certification of non-foreign status. Such certification shall conform to the model certification provided in Treasury Regulation Section
1.1445-2(b)(2)(iii)(B).

         SECTION 11.4 TAXES. The Seller shall timely pay any and all sales, use, transfer, transfer gains or similar Taxes ("Transfer Taxes") which result from the transfer of the Purchased Interest pursuant to this Agreement and shall prepare and file any related Tax Returns required to be filed in connection with the payment of such Transfer Taxes on a timely basis. The Buyer shall timely pay any and all Transfer Taxes which result from the transfer of the Restricted Parent Stock pursuant to this Agreement and shall prepare and file any Related Tax Returns required to be filed in connection with the payment of such Transfer Taxes on a timely basis. After the Closing Date, each party shall, upon the request of the other party, promptly reimburse the other party for any Transfer Taxes or related expenses for which such party is responsible under this Agreement but which have been paid by the other party.

         SECTION 11.5 SPECIAL TAX PAYMENT. The Buyer shall pay to the Seller, as additional Purchase Price, an amount equal to the excess of (a) .4432 times the taxable income of the Seller for the period beginning January 1, 2000 through the Closing Date (the "Pre-Closing Income"), over (b) the aggregate amount of dividends paid by the Seller during such period. For this purpose, the Pre-Closing Income of the Seller shall not include any gains, income, losses or deductions arising out of, or attributable to, the transactions contemplated by this Agreement. The Pre-Closing Income of the Seller, for this purpose, shall be calculated by the Seller's accountants in the course of preparing the Tax Returns for the Seller and such calculation shall be submitted to the Buyer for its review no later than fifteen (15) days before the Tax Returns for such period are filed. Any dispute regarding the calculation of the Pre-Closing Income of the Seller shall be resolved in accordance with the procedures set forth in Section 10.4(b)(ii). Any amount payable pursuant to this Section 11.5 shall be grossed-up to reflect any net Taxes due by the Founders (or PVM) with respect to such payment (taking into account, for this purpose, any Tax benefit realized by the Founders (or PVM) in the December 31, 2000 tax year by reason of the Pre-Closing Income) and shall be paid by the Buyer to the Seller as soon as practicable following the final determination of the Seller's Pre-Closing Income, but, in no event, later than August 15, 2001.

                                  ARTICLE XII
                                  -----------

                                 INDEMNIFICATION
                                 ---------------

         SECTION 12.1 INDEMNIFICATION BY THE SELLER AND THE FOUNDERS. Notwithstanding the Closing or the delivery of the Purchased Interest or the Restricted Parent Stock and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, the Seller and the Founders jointly and severally (except with respect to the representations, warranties and covenants contained in Sections 5.2(b), 5.3(b), 5.4(b), 5.5(b), 5.17, 5.27(b), 8.8 and 8.9 as to which the Founders and the Seller severally) shall indemnify and fully defend, save and hold the Buyer, any Affiliate of the Buyer, and their respective directors, officers, employees, agents and attorneys (the "Buyer Indemnitees"), harmless if any Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys', experts' and consultants' fees), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any Sellers' Event of Breach. As used herein, "Seller's Event of Breach" shall be and mean any one or more of the following:

                  (a) any untruth or inaccuracy in any representation or warranty contained in Article V; and

                  (b) any failure of the Seller or the Founders duly to perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of the Seller or such Founders to be performed or observed.

                  The Seller and the Founders shall hold a Buyer Indemnitee harmless against any and all liability under any retirement, pension or profit-sharing plan with respect to any businesses other than the Company, if any, owned by the Seller or any of the Founders at any time ("Other Plan Losses").

         SECTION 12.2 INDEMNIFICATION BY THE BUYER. Notwithstanding the Closing or the delivery of the Purchased Interest or the Restricted Parent Stock, the Buyer shall, indemnify and fully defend, save and hold the Sellers, and its directors, officers, members, employees, agents and attorneys (the "Seller Indemnitees") harmless if any Seller Indemnitee shall at any time or from time to time suffer any Losses arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any Buyer's Event of Breach. As used herein, "Buyer's Event of Breach" shall be and mean any one or more of the following: (a) any untruth or inaccuracy in any representation of the Buyer or the breach of any warranty of the Buyer contained in Article VI; and (b) any failure of the Buyer duly to perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of the Buyer to be performed or observed.

         SECTION 12.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything contained in this Article XII to the contrary, the following limitations shall apply as to any claims for indemnification hereunder with respect to Sections 12.1(a) or 12.2(a):

                  (a) Neither the Seller nor the Founders shall have any obligation to the Buyer under Section 12.1 above and the Buyer shall have no obligation to the Seller or the Founders under Section 12.2 above, respectively, until the aggregate Losses in respect thereof, as to each, respectively exceed $350,000. It is specifically understood that such limit applies to Losses in the aggregate, and not to each individual Loss. Once the aggregate Losses to the Buyer on the one hand, or the Seller or the Founders, on the other hand, respectively, exceed $350,000, the Buyer or the Seller or the Founders, as the case may be, shall be entitled to full indemnification for all Losses incurred by the Buyer or the Seller or the Founders, as the case may be, in excess of the first $350,000.

                  (b) (i) Subject to the provisions of subsection (iii) and (iv) below, the Seller shall not have any obligation to the Buyer on account of any Loss and Losses in excess of $30,000,000 (the "Seller Indemnity Cap").

                           (ii) Subject to the provisions of subsection (iii)
and (iv) below, each of the Founders shall not have any obligation to the Buyer on account of any Loss and Losses in excess of $10,000,000 (each, a "Founder Indemnity Cap").

                           (iii) The maximum aggregate liability of the Seller
and the Founders under this Article XII, other than under subsection (iv) below or with respect to Section 12.1(b), is $30,000,000. In the event a Claim for a Loss or Losses is made against both the Seller and any or all of the Founders, the Seller Indemnity Cap shall be reduced to the extent and in the amount that a Loss is collected against a Founder, and each of the Founder Indemnity Caps shall be reduced pro rata to the extent and in the amount that a Loss is collected against the Seller.

                           (iv) The Seller Indemnity Cap and Founder Indemnity
Caps shall not apply to the following as to the Seller or the Founders (A) as to Losses in respect of or described in Sections 5.8, and Article XI above, (B) as to Other Plan Losses or (C) in the case of the Seller's or any Founder's (several as to each Founder) fraud, with respect to which, in each case, no such dollar limitation shall apply.

                  (c) None of the Seller, the Founders or the Buyer shall have any responsibilities pursuant to Sections 12.1 or 12.2 above, respectively, for claims made by the Buyer, on the one hand, or the Seller or the Founders, on the other hand, respectively, thereunder following the first anniversary of the date of the Closing, provided that the foregoing limitation as to time shall not apply as to the following: (i) as to Losses in respect of or described in
Section 5.25 above, for which neither the Seller nor the Founders shall have any responsibilities pursuant to Section 12.1 above for Claims made by the Buyer or the Parent thereunder following the second anniversary of the date of the Closing, (ii) as to Losses in respect of Section 5.8, for which neither the Seller nor the Founders shall have any responsibilities pursuant to Section 12.1 above for Claims made by the Buyer or the Parent thereunder after sixty (60) days following the expiration of the applicable assessment period, (iii) as to Losses in respect of Section 5.21 above, which neither the Seller nor the Founders shall have any responsibilities pursuant to Section 12.1 above for

Claims made by the Buyer or the Parent thereunder after the termination of all statutory periods of liability with respect thereto, (iv) as to Losses in respect of or described in Sections 5.1, 5.2, 5.3, 5.9, 6.1, 6.2, 6.3 or Article XI above, (v) as to Other Plan Losses or (vi) in the case of the Seller's or any Founder's (several as to each Founder) fraud, with respect to which, in the cases of subsections (iv), (v) and (vi) above, no time limit shall apply.

                  (d) The Buyer and/or the Parent shall set off any and all indemnification obligations of any of the Seller or the Founders pursuant to
Article XII hereof (irrespective of whether or not the Claim underlying such indemnification obligation is contingent or unmatured) only against any amount of the Contingent Payment, the Put Price and the Call Price payable to the Seller, except as otherwise provided in Section 12.3(b)(iv). Any amounts that have already been paid as Contingent Payments, Put Price and/or Call Price shall not be available for recovery under the provisions of this subsection (d). The parties acknowledge that amounts owing under the notes representing the Put Price and the Call Price shall not be deemed "paid" for the purposes of, and will be available for recovery under this subsection (d). The Buyer shall give prompt prior written notice to the Seller of the occurrence of any such setoff, as appropriate, which notice shall contain reasonable detail as to the nature of the setoff. Except as set forth in Section 12.3(b)(iv) above, the setoff against Contingent Payments, the Put Price and the Call Price described in this Section 12.3(d) shall be the exclusive source of recovery of the Buyer and/or the Parent with respect to a Seller's Event of Breach under Section 12.1(a).

         SECTION 12.4 PROCEDURES FOR INDEMNIFICATION. If a Seller's Event of Breach or a Buyer's Event of Breach (a "Party's Event of Breach") occurs or is alleged and a Buyer or a Seller Indemnitee (a "Party Indemnitee") asserts that the other party has become obligated to it pursuant to Section 12.1 or 12.2, or if any Claim is begun, made or instituted as a result of which the other party may become obligated to a Party Indemnitee hereunder, such Party Indemnitee shall give prompt notice to the other party. The Party Indemnitee shall permit the other party (at its expense) to assume the defense of any Claim; provided, however, that (a) the counsel for the other party who shall conduct the defense shall be reasonably satisfactory to the Party Indemnitee, (b) the Party Indemnitee may participate in such defense at its expense, and (c) the omission by the Party Indemnitee to give notice as provided herein shall not relieve the other party of its indemnification obligation except to the extent that such omission results in a failure of actual notice to the other party and the other party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Party Indemnitee, the other party shall not, in the defense of any such Claim, consent to entry of any judgment, make any admission of liability or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Party Indemnitee or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Party Indemnitee of a release from all liability with respect to such Claim or litigation. In the event that the Party Indemnitee shall in good faith determine that the conduct of the defense of any Claim subject to indemnification hereunder or any proposed settlement of any such Claim by the other party might be expected to affect adversely the ability of the Party Indemnitee to conduct the Business, or that the Party Indemnitee may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the other party in respect of such Claim relating thereto, the Party Indemnitee shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Claim at the sole cost of the other party (including without limitation reasonable attorneys' fees and disbursements and other amounts paid as the result of such Claim); provided, however, that if the Party Indemnitee does so take over and assume control, the Party Indemnitee shall not settle such Claim without the prior written consent of the other party, such consent not to be unreasonably withheld. In the event that the other party does not accept and continue the defense of any matter as provided above, the Party Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim.

         SECTION 12.5 REDUCTION FOR INSURANCE, ETC. The amount which an indemnifying party is required to pay to, for, or on behalf of any other party pursuant to this Article XII shall be reduced (including, without limitation, retroactively) by any (a) insurance proceeds actually recovered by or on behalf of such indemnified party, (b) any tax savings realized or to be realized by such indemnified party attributable to the Loss or (c) any net recovery received by such indemnified party from third parties, in reduction of the related indemnifiable loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If a Party Indemnitee shall have received or shall have paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly any aforementioned insurance proceeds, tax savings or net recovery from third parties in respect of such Indemnifiable Loss, then such Party Indemnitee shall promptly pay to the indemnifying party a sum equal to the amount of such insurance proceeds, tax savings or net recovery from third parties provided the same does not exceed an amount equal to the payment actually made by the indemnifying party, and provided further that such Indemnity Payment with respect to such Indemnifiable Loss has not already been adjusted to reflect any such insurance proceeds, tax savings or net recovery from third parties. Notwithstanding the foregoing provisions of this Section 12.5, the Party Indemnitee shall have no obligation to seek any recovery from any third parties with respect to any Indemnifiable Loss.

         SECTION 12.6 EXCLUSIVE REMEDY. Except in the case of the Seller's or any Founder's, on the one hand, or the Buyer's, on the other hand, fraud, the exclusive remedy of the Buyer and the Seller, respectively, for breaches of representations, warranties and covenants in this Agreement is the indemnification provided for in this Article XII and each party hereby waives, to the extent permitted by law, all statutory, common law and other claims with respect thereto, other than claims for indemnification pursuant to this Article XII.

         SECTION 12.7 SPECIFIC PERFORMANCE. Each of the Seller and the Founders acknowledges that a violation of the provisions of Section 8.9 will cause irreparable harm to the Buyer for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, the Buyer shall be entitled to specific performance of this Agreement (in addition to, and without having to prove the inadequacy of, other remedies at law) and appropriate injunctive relief (without being required to post bond or other security).

         SECTION 12.8 PURCHASE PRICE ADJUSTMENT. The Buyer and the Seller shall treat any payments under this Article XII as an adjustment to the Purchase Price for all Federal, provincial, state and local income tax purposes.

                                  ARTICLE XIII
                                  ------------

             CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER, THE
             ------------------------------------------------------
                            FOUNDERS AND THE COMPANY
                            ------------------------

                  The obligations of the Seller, the Founders and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Representative at her sole discretion:

         SECTION 13.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Seller shall have received a certificate dated the Closing Date and signed by any officer of the Buyer to that effect.

         SECTION 13.2 PERFORMANCE OF THE OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by the Buyer on or before the Closing Date, and the Seller shall have received a certificate dated the Closing Date and signed by any officer of the Buyer to that effect.

         SECTION 13.3 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Authority required or desired in connection with the execution, delivery and performance of this Agreement and the continuation of the key Employees listed on Schedule 13.3 with the Company subsequent to the Closing, shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 13.4 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect, and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Seller.

         SECTION 13.5 CREDIT AGREEMENT. The Company and Parent shall have entered into and closed on a credit agreement, substantially in the form attached hereto as Exhibit E, and the funds therewith are available to pay in full the items set forth in Schedule 14.8 attached hereto.

         SECTION 13.6 OPERATING AGREEMENT. The Buyer shall have delivered the Operating Agreement duly executed by the Buyer.

         SECTION 13.7 BOARD COMPOSITION. The PVM Manager Nominee (as defined in the Operating Agreement) shall have been elected to the Board of Managers of the Company.

         SECTION 13.8 STOCK. The Seller shall have received certificates representing the Restricted Parent Stock.

         SECTION 13.9 OPINION OF COUNSEL. The Seller shall have received an opinion dated as of the Closing Date from counsel to the Buyer, substantially in the form and substance set forth in Exhibit E hereto.

         SECTION 13.10 EMPLOYMENT AGREEMENTS. The Buyer shall have delivered to the Seller the Employment Agreements between the Company and each of the Founders, duly executed by the Parent.

         SECTION 13.11 OPTION AGREEMENTS. The Buyer shall have delivered to the Seller option agreements between the Parent and each of the Founders, duly executed by the Parent.

         SECTION 13.12 TAX MATTERS AGREEMENT. The Buyer shall have delivered to the Seller a tax matters agreement among the Company, PVM, the Seller, the Founders, the Buyer and the Parent, duly executed by the Buyer and the Parent.

         SECTION 13.13 BANK LIENS. As a condition precedent to performance by the Founders, the Founders shall have been released from their respective guarantees with respect to the capital leases, revolving line of credit and fixed asset loan of the Company with BankBoston, and as a condition precedent to performance hereunder by the Seller, the Seller shall have obtained terminations of the liens on it with respect thereto.

         SECTION 13.14 CERTAIN LEASES. As a condition precedent to performance hereunder by the Company, the equipment leases between the Seller and each of Hewlett Packard and El Camino shall have been assigned to the Company, and the Seller shall have obtained terminations of the liens on it with respect thereto, and the equipment lease between the Seller and Dell Computer shall have paid in full.

         SECTION 13.15 LINCOLN LEASE. The real property lease with respect to the Lincoln, Massachusetts office space under which the Seller is a tenant shall have been assigned to the Company, and the Seller shall have obtained terminations with respect thereto.

         SECTION 13.16 NO MATERIAL ADVERSE CHANGE. During the period from March 31, 2000 through the Closing Date, there shall not have been any material adverse change in the business, operations, prospects, or financial condition of the Parent.

         SECTION 13.17 OTHER CLOSING DOCUMENTS. The Seller shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Buyer or in furtherance of the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request.

                                  ARTICLE XIV
                                  -----------

                CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER
                ------------------------------------------------

         The obligations of the Buyer and the Parent to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in their sole discretion:

         SECTION 14.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties of the Seller and the Founders contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Buyer shall have received certificates dated the Closing Date and signed by any officer of each of the Seller and the Founders to that effect.

         SECTION 14.2 PERFORMANCE OF THE OBLIGATIONS OF THE SELLER. The Seller and the Founders shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date, and the Buyer shall have received certificates dated the Closing Date and signed by any officer of each of the Seller and the Founders to that effect.

         SECTION 14.3 CONSENTS AND APPROVALS. All consents, waivers, innovations, authorizations and approvals of any Governmental Authority and of any other consent, waiver, notations, authorization and approvals set forth on
Schedule 5.5 of this Agreement (the "Required Consents"), required or desired in connection with the execution, delivery and performance by the Seller, the Founders and the Company of this Agreement and the other agreements and instruments delivered by the Seller, the Founders and the Company under this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 14.4 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid in any respect or that prevents the consummation of the transactions contemplated hereby, or that materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect, and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any governmental or regulatory authority, domestic or foreign, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Buyer.

         SECTION 14.5 NO MATERIAL ADVERSE CHANGE. During the period from June 30, 2000 through the Closing Date, there shall not have been any material adverse change in the business, operations, prospects, or financial condition of the Business.

         SECTION 14.6 STOCK RESTRICTION AGREEMENTS. The Seller shall have delivered Stock Restriction Agreements duly executed by each of the Seller and PVM, and PVM and the Founders.

         SECTION 14.7 CLEARANCE CERTIFICATES. The Seller shall have delivered any clearance certificates or similar documents that may be required by any state taxing authority in order to relieve the Buyer of any obligation to withhold any portion of the Purchase Price.

         SECTION 14.8 BANK DEBT. The outstanding balance on the revolving line of credit, fixed asset loan of the Company with BankBoston, as set forth on
Schedule 14.8, shall have been paid off in full.

         SECTION 14.9 LIEN RELEASES. The Seller shall have paid or satisfied any and all Liens on the Purchased Interest and shall have delivered evidence of such payment or satisfaction, in form and substance satisfactory to the Buyer and its counsel, except for Permitted Encumbrances.

         SECTION 14.10 LICENSES AND PERMITS. All Licenses and Permits shall have been transferred or issued to the Buyer.

         SECTION 14.11 PLAN WITHDRAWAL LIABILITY. The Seller shall have delivered evidence in form and substance satisfactory to the Buyer and its counsel, that the Seller, the Company and the Founders shall have satisfied any and all liabilities they may have to any Plans resulting or arising from, or incurred in connection with, the sale of the Purchased Interest to the Buyer.

         SECTION 14.12 OPERATING AGREEMENT. The Seller shall have delivered the Operating Agreement duly executed by the Seller and the Company.

         SECTION 14.13 EMPLOYMENT AGREEMENTS. The Seller shall have delivered the Employment Agreements with respect to each of the Founders duly executed by each such Founder and the Company.

         SECTION 14.14 BOARD COMPOSITION. The Valassis Manager Nominees (as defined in the Operating Agreement) shall have been elected to the Board of Managers of the Company.

         SECTION 14.15 OPINION OF COUNSEL. The Buyer shall have received an opinion dated as of the Closing Date from counsel to the Seller and the Founders, substantially in the form and substance set forth in Exhibit F hereto.

         SECTION 14.16 LINCOLN LEASE. The real property lease with respect to the Lincoln, Massachusetts office space under which the Seller is a tenant shall have been assigned to the Company, and the Seller shall have obtained terminations with respect thereto.

         SECTION 14.17 OTHER CLOSING DOCUMENTS. The Buyer shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller and the Founders or in furtherance of the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.



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

                                   ARTICLE XV
                                   ----------

                                   TERMINATION
                                   -----------

         SECTION 15.1 CONDITIONS OF TERMINATION. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing: (a) by mutual consent of the Seller and the Buyer, (b) by either the Seller or the Buyer if the other party shall have breached this Agreement in any material respect and such breach continues for a period of ten (10) days after the receipt of a written notice of the breach from the non-breaching party, (c) by the Seller if, at August 31, 2000, any of the conditions set forth in Article XIII shall not have been met, unless the Seller's or any of the Founder's breach of this Agreement is the reason for the failure of such conditions to be satisfied, or (d) by the Buyer if, at August 31, 2000, any of the conditions set forth in Article XIV shall not have been met, unless the Buyer's breach of this Agreement is the reason for the failure of such conditions to be satisfied or (e) by the Buyer if the Buyer shall have determined that the purchase of the Purchased Assets contemplated by this Agreement has become inadvisable or impracticable by reason of threat or the institution of any litigation or proceeding or the institution of an investigation by a Governmental Authority, in either case (i) to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or
(ii) to restrain or prohibit the ownership or operation by the Buyer of the Purchased Interest or any portion thereof after the Closing.

         SECTION 15.2 PROCEDURE UPON TERMINATION. In the event of termination by the Seller or by the Buyer or by the Seller and the Buyer pursuant to Section
15.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) the Seller and the Buyer each will return all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all confidential information received by the Seller or the Buyer with respect to the business of the other party or its subsidiaries shall be treated in accordance with Sections 8.9 and 9.7 hereof, as applicable; and

                  (c) such termination shall not in any way limit or restrict the rights and remedies of the Seller or the Buyer against the other party hereto which has violated or breached any of the representations, warranties, agreements or other provisions of this Agreement prior to the termination hereof.

         SECTION 15.3 EFFECT OF TERMINATION. In the event of termination pursuant to Section 15.1, this Agreement shall become null and void and have no effect, with no liability on the part of the, parties, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the
(a) obligations pursuant to Sections 8.9 and 9.7, (b) liability of a party for expenses pursuant to Section 16.4 and (c) liability for breach of this Agreement.

                                  ARTICLE XVI
                                  -----------

                                  MISCELLANEOUS
                                  -------------

         SECTION 16.1 SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement made herein or in any certificate or other instrument delivered by one of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing
Date), shall be considered to have been relied upon by the other party to this Agreement, as the case may be, and shall survive the Closing Date, subject to the provisions of Sections 12.3 above. Notwithstanding any investigation by the Buyer of the affairs of the Company or the Seller and notwithstanding any knowledge of the facts determined or determinable by the Buyer pursuant to such investigation, and notwithstanding the covenant set forth in Section 9.8 above, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller and the Founders contained in this Agreement.

         SECTION 16.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that the Buyer may assign its rights hereunder, whether before or after the Closing Date, to one or more of its Affiliates and to any party providing financing in connection with the transactions contemplated hereby; provided further, that no such assignment shall reduce or otherwise impair any of the obligations of the Buyer hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         SECTION 16.3 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 16.4 EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation any legal and accounting fees, whether or not the transactions contemplated hereby are consummated; provided, however, that the Company shall pay up to the lesser of $25,000 or 50% of the aggregate expenses of the Seller and/or the Founders. The Company shall pay all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Interest and the Buyer shall pay all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Restricted Parent Stock.

         SECTION 16.5 PUBLIC ANNOUNCEMENTS. The Seller and the Buyer shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and mutual approval, except as may be required by applicable law or government regulation or decree, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         SECTION 16.6 SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body of a competent jurisdiction to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         SECTION 16.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below (except to the Founders), (c) on the day after delivery to an overnight courier service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to the Company:

                           PreVision Marketing, LLC
                           55 Old Bedford Road
                           Lincoln, MA  01773
                           Attention:  Ms. Deborah Pine
                           Telecopier:  (781) 259-1548

         Copy to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Jonathan R. Karis
                           Telecopier:  (617) 951-1295

         Copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York 10020-1605
                           Attention: Mark Thoman
                           Telecopier: (212) 547-5444

         If to the Seller:

                           PreVision Marketing, Inc.
                           55 Old Bedford Road
                           Lincoln, MA  01773
                           Attention:  Ms. Deborah Pine
                           Telecopier: (781) 259-1548


         If to the Founders:

                           Clifford Blake
                           5 Myrna Road
                           Lexington, MA  02420


                           Deirdre Girard
                           17 Allen Street
                           Newburyport, MA  01945


                           Deborah Pine
                           20 Flint Road
                           Concord, MA  01742


         Copy to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Jonathan R. Karis
                           Telecopier:  (617) 951-1295

         If to the Buyer:

                           Valassis Data Management, Inc.
                           c/o Valassis Communications, Inc.
                           19975 Victor Parkway
                           Livonia, MI  48152
                           Attention:  General Counsel
                           Telecopier:  (734) 591-4460

         Copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York 10020-1605
                           Attention: Mark Thoman
                           Telecopier: (212) 547-5444

         If to the Parent:

                           Valassis Communications, Inc.
                           19975 Victor Parkway
                           Livonia, MI  48152
                           Attention: General Counsel
                           Telecopier:  (734) 591-4460

         Copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York 10020-1605
                           Attention: Mark Thoman
                           Telecopier: (212) 547-5444

         Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

         SECTION 16.8 AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         SECTION 16.9 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the Related Agreements constitute the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

         SECTION 16.10 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 16.11 NO THIRD PARTY BENEFICIARIES. This Agreement does not create and shall not be construed as creating any rights enforceable by any Person who or which is not a party to this Agreement.

         SECTION 16.12 GENDER; NUMBER. As used in this Agreement, the masculine shall include the feminine and the neuter, the singular shall include the plural and the plural shall include the singular as the context may require.

         SECTION 16.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 16.14 GUARANTEE. Parent hereby unconditionally guarantees the due and punctual performance of all covenants, agreements, liabilities and obligations of the Buyer arising out of this Agreement and the Related Agreement and the transactions contemplated hereby and thereby.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               PREVISION MARKETING, LLC

                               By:  /s/ Deborah Pine
                                  ---------------------
                               Name: Deborah Pine
                                    -------------------
                               Title: President
                                     ------------------


                               PREVISION MARKETING, INC.

                               By:  /s/ Deborah Pine
                                  ---------------------
                               Name: Deborah Pine
                                    -------------------
                               Title: President
                                     ------------------

                                /s/ Clifford Blake
                               -------------------------------------------------
                               Clifford Blake


                                /s/ Deirdre Girard
                               -------------------------------------------------
                               Deirdre Girard


                                /s/ Deborah Pine
                               -------------------------------------------------
                               Deborah Pine


                               VALASSIS DATA MANAGEMENT, INC.

                               By:  /s/ Barry P. Hoffman
                                  ---------------------
                               Name:  Barry P. Hoffman
                                    -------------------
                               Title: Secretary
                                     ------------------


                               VALASSIS COMMUNICATIONS, INC.

                               By:  /s/ Barry P. Hoffman
                                  ---------------------
                               Name:  Barry P. Hoffman
                                    -------------------
                                Title: Secretary
                                     ------------------

Schedules:

5.1  Corporate Organization
5.3  Capitalization
5.5  Consents and Approvals
5.6  Financial Statements
5.7  Absence of Certain Changes or Events
5.8  Tax Matters
5.11 Contracts
5.12 Intellectual Property
5.14 Customer and Supplier Relationships
5.15 Licenses and Permits
5.16 Compliance with Law
5.17 Litigation
5.18 Receivables
5.19 Labor Matters
5.20 Employee Plans
5.22 Organizational Documents
5.22(c) Employee Plans
5.23 Brokers, Finders, Etc.
5.25 Disclosure of Confidential Information to Others; Non-Competition
     Agreements
13.3 Consents
14.8 Bank Debt